As filed with the Securities and Exchange Commission on December 16, 2014

Registration No. __________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AXION POWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	65-0774638
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

3601 Clover Lane
New Castle, Pennsylvania	16105
(Address of principal executive office)	(Zip Code)

(724) 654-9300

(Issuer’s telephone number)

David DiGiacinto

3601 Clover Lane

New Castle, Pennsylvania 16105

Telephone (724) 654-9300

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Jolie Kahn, Esq.

1020 Riverview

Conshohocken, PA 19428

Telephone (212) 253-6645

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or classes of additional securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering	Aggregate	Registration
Securities to be Registered	to be Registered(1)(2)	Price per Share(1)(2)	Offering Price(1)(3)	Fee
Preferred Stock, par value $0.005 per share
Common Stock, par value $0.005 per share
Debt Securities
Warrants
Total			$7,601,831	$884	(4)

(1)	Such indeterminate amount or number of debt securities, shares of preferred stock, shares of common stock, and warrants to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, with an aggregate initial offering price not to exceed $7,601,831, which is calculated pursuant to general instruction 1.B.6. to Form S-3, based upon 1/3 of the product of last closing sale price of our common stock on the NASDAQ Capital Market on October 17, 2014, of $3.20, and 7,126,717 shares of common stock beneficially owned by nonaffiliates as of December 15, 2014. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. The securities also include such indeterminate number of shares of preferred stock, shares of common stock or principal amounts of debt securities as may be issued upon conversion or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants to purchase preferred stock, common stock or debt securities, upon conversion of shares of preferred stock or pursuant to the anti-dilution provisions of any such securities.

(2)	With respect to the primary offering, such information is not required to be included pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended, or the Securities Act.

(3)	The proposed maximum aggregate price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. These shares and warrants may not be sold until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these shares and warrants, and it is not a solicitation of an offer to buy these shares and warrants, in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2014

PROSPECTUS

AXION POWER INTERNATIONAL, INC.

$ 7,601,831

Preferred Stock

Common Stock

Debt Securities

Warrants

From time to time, we may offer and sell shares of preferred stock, common stock, debt securities or warrants to purchase preferred stock, common stock or any combination of these securities, either separately or in units, in one or more offerings in amounts, at prices and on terms that we will determine at the time of the offering. The debt securities and warrants may be convertible into or exercisable or exchangeable for preferred stock, common stock or debt securities and the preferred stock may be convertible into or exchangeable for common stock. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $7,601,831.

Each time we offer securities, we will provide you with specific terms of the securities offered in supplements to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus, any applicable prospectus supplement and the additional information described below under the heading “Where You Can Find More Information” carefully before you invest in any securities.

The securities offered by this prospectus may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers. We will set forth the names of any underwriters or agents in an accompanying prospectus supplement. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “AXPW”, and our Series A warrants are listed on the NASDAQ Capital Market under the symbol “AXPWW”. The last reported sale price of our common stock on December 12, 2014 was $1.20 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISKS. SEE “RISK FACTORS” ON PAGE 18 OF THIS PROSPECTUS AND IN THE OTHER DOCUMENTS INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR SECURITIES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 16, 2014.

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference in this prospectus. We are offering to sell, and seeking offers to buy, the securities described in this prospectus only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares or warrants. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

Axion Power International, Inc. is a Delaware corporation. The company’s address is 3601 Clover Lane, New Castle, PA 16105, and its telephone number is (724) 654-9300.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Using this process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offering transactions up to a total dollar amount of $7,601,831. This prospectus provides you with a general description of the securities we may offer. Each time we sell any securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the specific terms of that particular offering. Each such prospectus supplement may also add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. To the extent that any statements that we make in a prospectus supplement are inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of the securities described in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sales of securities. To obtain additional information that may be important to you, you should read the exhibits filed by us with the registration statement of which this prospectus is a part or our other filings with the SEC. You should read this prospectus, any applicable prospectus supplement and the additional information described below under “Where You Can Find More Information” before making any investment decision with respect to the securities offered hereby.

You should rely only on the information provided in this prospectus and in the prospectus supplement, including any information incorporated by reference. For more details on information incorporated herein by reference, you should review the discussion contained under the heading “Incorporation of Information Filed With the SEC.” We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus and in the prospectus supplement. We are offering the securities only in jurisdictions where offers are permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate at any date other than the date indicated on the cover page of these documents.

In this prospectus, we sometimes refer to Axion Power International, Inc. as “Axion” or the “Company”. References in this prospectus and the prospectus supplement to the “company,” “we,” “us” or “our” refer to Axion, unless the context suggests otherwise.

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DESCRIPTION OF OUR BUSINESS

On December 31, 2003, Axion Power Corporation engaged in a reverse acquisition with Tamboril Cigar Company, a public shell company whereby Axion Power Corporation became a wholly owned subsidiary of Tamboril, which subsequently changed its name to Axion Power International, Inc.

Our principal executive office is located at 3601 Clover Lane, New Castle, PA 16105. Our telephone number is (724) 654-9300. Our website is www.axionpower.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our common stock.

We own various U.S. federal trademark registrations and applications, and unregistered trademarks and servicemarks, including PbCR, our corporate logo and PowerCubeTM. All other trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the R and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Axion Power Corporation, our wholly owned subsidiary, was formed in September 2003 to acquire and develop certain innovative battery technology. Since inception, Axion Power Corporation has been engaged in research and development of new technology for the production of our PbC (lead carbon) batteries.

In February 2006, we commenced operations at our Clover Lane facility in New Castle, PA. We have utilized this space to manufacture our PbC and specialty lead-acid battery products and to continue to produce and test prototypes which incorporate our developed technology. Through the third quarter of 2014, our Clover Lane plant has allowed us to manufacture batteries for sale under the Axion brand name; to manufacture for third parties under specific contract arrangements; or to manufacture prototypes for our own use and testing, or for testing by our customers. Our facility has been fully tested and found to be in compliance with emission standards established by new federal guidelines in accordance with the Clean Air Act–Title III. In November 2010, we expanded into our Green Ridge facility, which is less than ½ mile from our Clover Lane facility in New Castle, PA, to house offices, research & development, electrode manufacturing and warehousing.

Since inception, our operations have been primarily financed through the sale of equity and debt instruments to investors, with minimal revenue generated from our operations. We transitioned from a research and development based company to a commercial manufacturing company in the fourth quarter of 2012. We have determined that the most efficient use of our resources is to operate as a technology-based enterprise to promote and market our proprietary PbC technology and to streamline manufacturing efforts to focus on our total lead-activated carbon negative electrode. In the fourth quarter of 2014, we will take steps to evaluate and implement the staged phase out of the manufacturing of batteries and the redirection of our efforts toward carbon electrode manufacturing at our Greenridge Facility with some operations still taking place in our Clover Lane facility. We will also continue developing third party PbC battery suppliers, and selling energy storage systems. We believe that this streamlined effort with regard to our carbon negative electrode manufacturing will provide us with the best opportunity to commercialize our technology and thereby provide the potential to improve our financial condition, cash flow and market presence.

Why We Are Currently Filing a Registration Statement

As stated above , with an effective Form S-3, we can file any combination of securities up to the maximum dollar amount of $7,601,831 in one or more financing transactions, thus we are affording the Company greater flexibility in its fund raising options.

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We are filing this registration statement under General Instruction 1.B.6. of Form S-3 which permits issuers listed on NASDAQ Capital Markets to register to sell securities equal to no more than 1/3 of their public float. Under General Instruction 1.B.6, we are permitted to register securities under this Form S-3 with an aggregate initial offering price not to exceed $7,601,831, which is calculated pursuant to general instruction 1.B.6. to Form S-3, based upon 1/3 of the product of last closing sale price of our common stock on the NASDAQ Capital Market on October 17, 2014, of $3.20, and 7,126,717 shares of common stock beneficially owned by nonaffiliates as of December 15, 2014. However, at any time that we actually register securities on a “take down” via a prospectus supplement to this Registration Statement on Form S-3, we can only register up to an amount equal to 1/3 of our public float at the time of “take down” registration, less any amounts raised under this Form S-3 during the 12 month period immediately prior to that date of registration. Thus, as the dollar amount available to be registered will be based upon then current market prices of our common stock, we may well be able to only register up to a dollar amount of securities substantially less than the total maximum amount of $7,601,831 referenced in this Registration Statement on Form S-3.

Our need to consider further fund raising to absolutely insure continued operations past the third quarter of 2015 is the result of various factors.  As further discussed herein and in our periodic reports filed with the SEC, our financial statements still contain a qualification as to our ability to continue to operate as a going concern.

Overview

History and Corporate Structure

Our primary business is to develop, design, manufacture and sell advanced energy storage devices, components and systems that are based on our patented PbC technology. We also manufacture standard and specialty lead-acid batteries. Our PbC batteries and battery components, which are manufactured primarily through the use of activated carbon as an alternative to lead in the battery’s negative electrode, have application to varied energy system storage functions. Axion Power Corporation, our wholly owned subsidiary, was formed in September 2003 to acquire and develop certain innovative battery technology. Since inception, Axion Power Corporation has been engaged in research and development of new technology for the production of our PbC (lead carbon) batteries. On December 31, 2003, Axion Power Corporation engaged in a reverse acquisition with Tamboril Cigar Company, a public shell company whereby Axion Power Corporation became a wholly owned subsidiary of Tamboril. Tamboril was originally incorporated in Delaware in January 1997 and operated a wholesale cigar business until December 1998, after which date it was an inactive public shell until the reverse acquisition and subsequent name change to Axion Power International, Inc.

In February 2006, we commenced operations at our Clover Lane facility in New Castle, PA. We have utilized this space to manufacture our PbC and specialty lead-acid battery products and to continue to produce and test prototypes which incorporate our developed technology. Through the third quarter of 2014, our Clover Lane plant has allowed us to manufacture batteries for sale under the Axion brand name; to manufacture for third parties under specific contract arrangements; or to manufacture prototypes for our own use and testing, or for testing by our customers. Our facility has been fully tested and found to be in compliance with emission standards established by new federal guidelines in accordance with the Clean Air Act–Title III. In November 2010, we expanded into our Green Ridge facility, which is less than ½ mile from our Clover Lane facility in New Castle, PA, to house offices, research & development, electrode manufacturing and warehousing.

Since inception, our operations have been primarily financed through the sale of equity and debt instruments to investors, with minimal revenue generated from our operations. We transitioned from a research and development based company to a commercial manufacturing company in the fourth quarter of 2012. We have determined that the most efficient use of our resources is to operate as a technology-based enterprise to promote and market our proprietary PbC technology and to streamline manufacturing efforts to focus on our total lead-activated carbon negative electrode. In the fourth quarter of 2014, we will take steps to evaluate and implement the staged phase out of the manufacturing of batteries and the redirection of our efforts toward carbon electrode manufacturing at our Greenridge Facility with some operations still taking place in our Clover Lane facility. We will also continue developing third party PbC battery suppliers, and selling energy storage systems. We believe that this streamlined effort with regard to our carbon negative electrode manufacturing will provide us with the best opportunity to commercialize our technology and thereby provide the potential to improve our financial condition, cash flow and market presence.

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As further described below in “Our Business and Our Technology,” we have developed our PbC technology to commercial viability, and have commenced marketing and commercial sales in the United States and internationally. In addition to commercially marketing our PbC batteries as stand-alone products, we have also developed other products, including our Axion PowerCube which is a system, utilizing our PbC batteries, which can, among other things, provide power storage and backup power, and may be configured for different uses and different power levels.

Our Business and Our Technology

The cornerstone of our PbC technology is our proprietary PbC lead carbon battery, which substitutes an activated carbon negative electrode for the standard lead negative electrode in a lead-acid battery construct. All other components of the PbC battery (such as case, cover, separator material, positive plate, electrolyte and other components) are identical to those used in a conventional lead-acid battery. The PbC product is part battery with energy storage capabilities and part asymmetric hybrid supercapacitor with a fast recharge rate, charge acceptance and long cycle life. The construct design results in a relatively low cost device that can be manufactured in iterations that deliver maximum power, or deliver maximum energy, or provide a range of balances between the two. Our PbC battery can be used in applications that service the energy storage needs of several markets including transportation, renewable power, frequency regulation and backup power.

We have devoted more than ten years to research and development on our PbC technology. Our work has focused on developing our intellectual property, characterizing baseline performance, developing proprietary treatment processes for the activated carbon we use in our electrodes, developing proprietary designs, manufacturing techniques for electrode assemblies and fabricating a series of material and design evaluation prototypes that range from single cell to multi-cell batteries for use in energy storage devices and systems.

Our PbC technology is protected by thirteen issued U.S. patents and other proprietary features and structures, and we typically have a number of additional patent applications in process at any point in time. The resulting devices are technically sophisticated yet simple in design. The carbon negative electrode assemblies are fabricated from readily available raw materials using, for the most part, standard industrial processes and techniques. The PbC negative electrodes that are then assembled into PbC batteries can be used with the same case cover, positive plate, separators and electrolyte that are used in conventional lead-acid batteries. Our PbC batteries can be assembled with the same equipment and methodology commonly used for manufacturing conventional lead-acid batteries. PbC batteries use significantly less lead than standard lead-acid batteries with a comparable footprint. Moreover, the lead, plastics and acid employed, just like lead-acid batteries, can be routinely and profitably recycled at existing recycling facilities around the world. A 2007 United States EPA report indicated that in the United States lead-acid batteries are fully recycled 99.2% of the time.

We believe our advanced battery technologies are uniquely situated to answer the current challenges facing both the historic lead-acid battery industry and the challenges facing newer battery chemistries such as lithium-ion, nickel metal hydride, etc. While we further commercialize and continue to explore various potential applications for our PbC technology in the future, these two facilities in New Castle, Pennsylvania will continue to provide us with both an important research and development facility and a production plant in which to produce our lead-free activated carbon negative electrodes. We will also accelerate our development of strategic partners for energy storage manufacture.

In our current strategy, we will be moving away from specialty and contract manufacture of standard lead acid batteries. We will instead focus on our Green Ridge facility for the production of our finished lead-free carbon negative electrode. The facility also provides space for battery string testing and additional storage.

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Our objective has consistently been to become an industry leader in the development, production and sourcing of components for cost competitive high performance energy storage systems. Effective as of the fourth quarter of 2014, we will be actively pursuing this strategy in the following core strategies:

•	Platform technology business model. We are implementing a platform technology business model that will focus on developing and manufacturing carbon electrode assemblies that we can offer for sale to established battery manufacturers who want to use our PbC carbon electrode products in their batteries.
•	Leverage relationships with battery manufacturers. Our business model is based on the premise that, as we continue forward, we can most effectively address the needs of the market by selling PbC negative electrode assemblies to established lead-acid battery manufacturers who want to add advanced battery technology to their existing product lines. We believe this business model should allow us to leverage the business abilities, manufacturing facilities and distribution networks of established manufacturers in order to reduce our time to market and increase our potential market penetration.
•	Build a recognized brand. We believe strong brand name recognition is important in order to increase product awareness and to effectively penetrate the mass market. We intend to differentiate our brand by emphasizing our combination of high performance and low total cost of ownership per storage cycle.
•	Targeted marketing strategy. Markets for motive power, utility grid connected power; renewable energy and standby power (UPS) are becoming increasingly attractive. We are actively pursuing the use of our lead carbon technology products in these markets.
•	Maintain our technical advantage and reduce manufacturing costs. We intend to maintain our technical advantage by continuing to invest in research and development. Our research and development focus will now be working with prospective customers on the commercial application of our PbC technology to fit their unique requirements.

Our commercial market applications focus is:

•	Utility applications e.g. frequency regulation
•	Buffering, smoothing and micro grid for renewable energy sources (solar and wind)
•	Hybrid medium and heavy duty trucks
•	Residential and small community energy storage
•	Hybrid locomotives
•	Hybrid vehicles incorporating stop/start technology

Recent Developments

The PowerCube is a highly mobile energy storage system that can be configured to deliver up to one megawatt of power for 24 minutes or 100 kilowatts of power for 4.6 hours. Our onsite PowerCube services the PJM frequency regulation market. PJM is a regional transmission organization that coordinates the movement of wholesale electricity to more than 60 million consumers in all or parts of 13 states and the District of Columbia. We provide this frequency regulation through our curtailment services provider (an entity which provides power services on demand to utilities) – Viridity Energy. We commission our onsite PowerCube in November 2011, and it continues to function on a daily basis and serve as a real world demonstration unit. Potential customers visit our project site and can observe the ”real time” screens that show our Cube responding to, and closely following, the PJM REG-D signal. This has been very helpful to us in explaining our technology and model and in providing a real world proof of application. In the first quarter of 2014, we installed batteries, racks, BMS, controller, wiring and miscellaneous electronic equipment at the New Jersey location of our 500 kilowatt system being installed with our strategic partner. This unit will participate daily in the PJM frequency regulation market in accordance with our model. Based upon our model and past PJM records –this 500 kilowatt installation will provide the owner with at least $9,000 per month (net after expense) in frequency regulation revenue. This revenue is in addition to the storage and emergency back- up capability the PowerCube will provide.

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During the second quarter of 2014, this same customer delivered a purchase order for four additional 500 kilowatt PowerCube units designed to provide frequency regulation to PJM in a range covering 500 kilowatts up and 500 kilowatts down. This follow on order is further validation of their belief in our PbC product and our frequency regulation model. This purchase order is the next step in our planned partnership that is expected to include multiple – like sized – 500 kilowatt units in and out of New Jersey. In addition, our partnership is planning larger sized PowerCubes (1megawatts and beyond) in both New Jersey and in other states that have very competitive solar renewable energy credits and other incentives. In a separate initiative with potential new investors, we continue to pursue site selection for multi mega-watt systems that would service the frequency regulation market. Our 1.25 megawatt (or any multiple thereof) building block is an appropriate size for this market.

With regard to our development of smaller scale PowerCubes, in the first quarter of 2014, we sold, installed and subsequently fully commissioned a 10 kilowatt miniCube unit complete with a 12 kilowatt solar array. This unit was installed for a private individual in New Castle, PA and will provide us with additional information about our smaller applications that might be tied to solar and islanded or be grid tied. It will also provide data on the system’s use as an electric vehicle charging station. This is one of our offshore initiatives, so we are very interested in that charging station data. Currently the Owner is using that system to charge his all electric sports car and to net meter.

Our work with ePower Engine Systems, which is a third party entity which develops and markets auxiliary power systems for trucks, continues in accordance with our business plan. We continue to pursue the ePower series hybrid system that incorporates PbC batteries through 56 battery strings in Series 8 heavy duty 18 wheel trucks.

ePower recently purchased four trucks for conversion to their series hybrid system, and we have been issued a purchase order to provide 56 batteries per truck. The conversion of these trucks will allow ePower to continue its progress in improving fuel economy – on a mile per gallon basis. Testing has shown that the system has the ability to reduce emissions of all types, which assists in compliance with the U.S. government’s regulatory initiatives in this area.

Effective as of July 1, 2014, Thomas Granville resigned as our Chief Executive Officer and Chairman of the Board due to certain unanticipated adverse health concerns and remained as a director and as an employee as Special Assistant to the CEO. On August 3, 2014, he resigned as a director and transformed his role with us into a consulting role.

Effective as of July 1, 2014, David DiGiacinto, who was appointed to our Board of Directors on February 1, 2014, was appointed as our Chief Executive Officer and Chairman of the Board. Also, effective on July 1, 2014, Charles Trego, who was our Chief Financial Officer from April 1, 2010 until August 2, 2013 and has been a Director since September 27, 2013, was appointed as our Interim Chief Financial Officer. Both Mr. DiGiacinto and Mr. Trego shall remain as Directors, although Mr. DiGiacinto has resigned from any Committee appointments, and Mr. Trego has resigned from the Audit Committee.

On August 1, 2014, we entered into warrant exchange agreements with the holders of the senior warrants issued in conjunction with our May 7, 2013 senior convertible note financing. Pursuant to the warrant exchange agreements, the holders exchanged all of these warrants for shares of our common stock at a ratio of 1.7 shares for each warrant exchanged, in a transaction exempt from registration under Section 3(a)(9) of the Securities Act of 1933, as amended. Warrants to purchase 345,623 shares of our common stock were exchanged for 587,558 shares of our common stock.

Pursuant to the warrant exchange agreements, the holders agreed to the following limitations on the resale of the shares:

•	Through October 31, 2014, each holder may only sell, pledge, assign or otherwise transfer up to 10% of the number of shares issued to it.

•	From November 1, 2014 through January 31, 2015, each holder may sell, pledge, assign or otherwise transfer up to an additional 25% of the number of shares issued to it (up to an aggregate of 35% inclusive of the 10% set forth in the bullet point above).

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•	Through January 31, 2015, each holder may not sell shares during any trading day in an amount, in the aggregate, exceeding 15% of the composite aggregate share trading volume of our common stock measured at the time of each sale of securities during such trading day as reported on Bloomberg.

•	However, each holder may sell shares in excess of those permitted under the bullet points above on any trading day on which the VWAP for our common stock for the preceding trading day is at least $9.50 or less than $1.00.

The warrant exchange agreements contain customary covenants regarding maintenance by us of current reporting status under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. The warrant exchange agreements also reference our impending reverse stock split and contain provision for adjustment of share and share price adjustments pro rata with the amount of the reverse stock split.

Effective October 29, 2014, the Company consummated an underwritten public offering consisting of 1,875,000 shares of common stock ("Common Stock"), together with Series A warrants to purchase 1,875,000 shares of its Common Stock ("Series A Warrants") and Series B warrants to purchase 1,875,000 shares of its Common Stock (“Series B Warrants”) for gross proceeds to the Company of approximately $6.1 million and net proceeds of $5.5 million. The public offering price for each share of Common Stock, together with one Series A Warrant and one Series B Warrant, was $3.25.  The Series A Warrants may be exercised for a period of five years and have an exercise price of $3.25 per share of Common Stock. The Series B Warrants may be exercised for a period of 15 months and have an exercise price of $3.25 per share of Common Stock. In connection with the offering, the Company granted to the underwriter a 45-day option to acquire up to 281,250 additional shares of Common Stock and/or up to 281,250 additional Series A Warrants and/or up to 281,250 additional Series B Warrants. The Company has also closed on the underwriter’s exercise of the over-allotment option on the Series A Warrants and the Series B Warrants. The Company’s Common Stock and Series A Warrants are now listed on the Nasdaq Capital Market under the symbols “AXPW” and “AXPWW”, respectively.

Effective as of November 1, 2014 (and dated November 5, 2014), the Company entered into an employment contract with Charles Trego as its Chief Financial Officer pursuant to a written Executive Employment Agreement (the “Executive Employment Agreement”). The following summarizes the material terms of the Employment Agreement:

•	The term of the Employment Agreement began effective as of November 1, 2014 and continues until October 31, 2016;

•	Mr. Trego will receive an annual salary of $225,000 during the term of the Executive Employment Agreement and a car allowance of $750.00 per month;

•	Mr. Trego will receive a stipend of $22,500 on the first and second anniversaries of the date of the Executive Employment Agreement, respectively, if he is still employed by the Company in such capacity on the first anniversary date, and on the second anniversary date, if he has an agreement to continue as the Chief Financial Officer of the Company for at least six months subsequent to the second anniversary date;

•	Mr. Trego was granted options to purchase 40,000 shares of our common stock with an exercise price of $3.00 per share, with 10,000 options vesting on the date of the Nonqualified Stock Purchase Option Agreement ( “Stock Option Agreement”) and then vesting at a rate of 1,250 shares per month over the term of the Stock Option Agreement; and

•	In connection with the Executive Employment Agreement, Mr. Trego signed an agreement regarding confidential information and non- competition (the “Non-Competition Agreement”) whereby Mr. Trego and the Company agree, for a period of two years after the termination of Mr. Trego’s employment with the Company, that:

°	Mr. Trego will not render services to Conflicting Organizations (as defined therein) or with respect to Conflicting Products (as defined therein) without written assurances to the Company that such services will not be rendered in connection with any Conflicting Product;

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°	If, within one month after the termination of Mr. Trego’s employment with the Company, he is unable to find employment due solely to the Non-Competition Agreement, the provisions of the Non-Competition Agreement will continue in effect so long as the Company continues to pay Mr. Trego an amount equal to his base pay at the time of his termination (the “Termination Payments”). The Termination Payments will continue for a period of 23 months or until the Company gives Mr. Trego written permission to accept conflicting employment or a written waiver of the provisions of the Non-Competition Agreement; and

°	If, after the termination of Mr. Trego’s employment with the Company, he accepts other employment but due solely to the Non- Competition Agreement his gross monthly income in such other employment is less than his base pay at termination, the Company will pay Mr. Trego the difference between his base pay at termination and his gross monthly income in such other employment.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Trego’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Executive Employment Agreement. In connection therewith, Mr. Trego’s July 1, 2014 consulting agreement with the Company terminated effective as of November 1, 2014.

Salary Deferral Agreements:

Effective October 4, 2014 for David DiGiacinto (signed November 4, 2014), and November 1, 2014 for Charles Trego (signed November 5, 2014), Phillip Baker (signed November 4, 2014) and Vani Dantam (signed November 6, 2014), the Company’s four most highly compensated employees entered into salary deferral agreements with the Company pursuant to which each agreed to defer portions of their salary for one year from the date of effectiveness of the salary deferral agreement, as set forth on the table below. The deferred portions of the salaries are to be paid to each such employee by the earlier of December 31, 2015 and the occurrence of one of the following events: (i) consummation by the Company of any subsequent financing transactions with at least

$6,000,000 in gross proceeds in the aggregate; (ii) a change in control of the Company or (iii) a sale of all or substantially all of the assets of the Company. The amount of salary deferral for each executive is set forth in the table below:

Employee Name	Effective Date of Deferral	Amount of Deferral

David DiGiacinto	October 4, 2014	$162,500
Charles Trego	November 1, 2014	$50,000
Phillip Baker	November 1, 2014	$39,800
Vani Dantam	November 1, 2014	$45,000

Background

The Energy Storage Industry

The energy storage industry has traditionally been based on battery, flywheel, capacitor, thermal, chemical systems, power to gas, gravity, pumped storage hydroelectricity, and compressed air systems, to provide a temporary or back-up source for energy. The major industries utilizing energy storage systems are automotive for stop/start, hybrid and electric vehicle applications, heavy duty truck and rail for hybrid applications, renewable energy for storage and smoothing, and electrical utilities for back-up, energy smoothing and frequency regulation.

Energy storage for vehicles, including stop/start technology, electric drive, hybrid electric cars, trucks and locomotives is a fundamental factor to improving vehicles’ economic, social, and environmental sustainability. The combination of high fuel costs and increasingly more stringent government regulation of emissions, fuel efficiency and mileage requirements for vehicles for passenger and freight transport, and other commercial applications, is a major impetus for the development of new green technologies.

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The electric power sector’s demands for energy storage continue to increase. The amount of electricity which can be generated is relatively fixed over short periods of time, although demand for electricity fluctuates throughout the day. Energy storage devices and systems store electrical energy for use as required, even during periods when power is not generated. Electrical storage devices can manage the amount of power required to supply customers at times when need is greatest, which is typically during peak load. These devices assist in regulating the flow of power from renewable energy applications, like wind and solar power. The result is a system which is smoother and more dispatchable, which makes it easier for grid operators to control the power output from those sources. Energy storage devices and systems can also balance microgrids to achieve a good match between generation and load. They can provide frequency regulation, to maintain the balance between the network's load and power generated, and can achieve a more reliable power supply for high tech industrial facilities.

There are several revenue opportunities (e.g. peak shaving, load shifting, synchronized reserve, etc.) that can be accessed when a storage component is included in a renewable energy application. The greatest current rate of return is achieved when the storage asset is focused on the frequency regulation sector of the demand response market. Revenue rates are set per the Federal Regulatory Energy Commission’s 'pay for performance' regulations (FERC Order No. 755 adopted in 2011 and FERC Order No. 784 adopted in 2013), which means that systems that respond faster than other systems, and respond with measured accuracy within the parameter guidelines, will be paid at the highest revenue rate. Solar photovoltaic farms as a stand- alone system cannot effectively participate in the ancillary markets because of lack of availability (evening hours), intermittency and other factors. When a solar photovoltaic farm is combined with a storage source, we believe the revenue provided by the system, when augmented with tax subsidies, is increased by more than double when combined with participation in ancillary services such as frequency regulation. In addition, the storage system in this application can be a source of emergency power if the grid goes completely down.

Our Business Products

We have devoted more than ten years to research and development on our PbC technology. Our work has focused on developing our intellectual property, characterizing baseline performance, developing proprietary treatment processes for the activated carbon we use in our electrodes, developing proprietary designs and manufacturing techniques for electrode assemblies and fabricating a series of material and design evaluation prototypes that range from single cell to multi-cell batteries for use in energy storage devices and systems.

Our battery consists of a standard lead-acid battery configuration with the standard lead negative electrodes replaced with activated carbon negative electrodes. A diagram of a typical Axion PbC battery, showing both the similarities and differences when compared with the standard lead acid battery is presented herein below (with the “activated carbon negative electrodes” being unique to PbC batteries).

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As we began our transition to commercial manufacturing, in 2010 we entered into a long-term lease for an additional New Castle, Pennsylvania facility that we had been subleasing since 2008 (our Green Ridge Road facility, which is less than ½ mile from our original Clover Lane facility in New Castle). This 45,000 square foot facility currently houses our Gen II robotic PbC negative electrode production line. In addition, during this transition we:

•	refined our fabrication methods for carbon sheeting, packet assembly and other key components of our carbon electrode assemblies;

•	demonstrated the feasibility of manufacturing our PbC device and our other technologies, using standard techniques and equipment;

•	demonstrated that proper quality control can be achieved on our robotic PbC negative electrode manufacturing line;

•	demonstrated and documented the performance of our products in key applications; and

•	demonstrated that we can respond appropriately to anticipated and unanticipated technical and manufacturing challenges.

We believe demand for cost-effective energy storage systems produced using our PbC technology will grow. We also believe that competitive advantages are:

•	enhanced partial state-of-charge performance when compared to advanced lead-acid and lithium ion products;

•	longer life achieved in string applications with minimal battery management when compared to advanced lead-acid batteries;

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•	better charge acceptance when compared to advanced lead-acid batteries;
•	faster recharge rate when compared to advanced lead-acid and lithium ion and other storage chemistries;
•	longer cycle lives in deep discharge applications when compared to advanced lead-acid and similar life when compared to lithium ion batteries;
•	inherent voltage equalization among cells in individual batteries and especially among batteries in string applications of all quantities which aids performance and length of battery life ; and
•	better recovery economics and end of life value (PbC batteries achieve an average recovery of approximately $0.30 per pound upon recycling as compared to a disposal cost of approximately $0.45 per pound for lithium ion batteries).

We anticipate our ability to establish and maintain a competitive position will be dependent on several factors, including:

•	the availability of raw materials and key components;

•	our ability to manufacture commercial carbon electrode assemblies;

•	our ability to operate facilities that can fabricate PbC negative electrode assemblies and commercially manufacture our PbC device with consistent quality at a predictable cost;

•	our ability to establish and expand a customer base;

•	our ability to execute and perform on any future strategic distribution agreements with tier one and/or tier two battery manufacturers;

•	our ability to compete against established, emerging, and other storage technologies;

•	the market for batteries in general; and

•	our ability to attract and retain key personnel.

In the fourth quarter of 2012, we began early stage commercialization of our PbC technology products. We began implementation of a platform technology business model including fine tuning both the development and manufacturing of our proprietary carbon electrode assemblies that are unique to our PbC batteries. In addition to using these assemblies in our batteries, we eventually intend to sell the assemblies to other established battery manufacturers that are seeking to market more advanced batteries. We believe a platform technology business model will reduce our time to market, allow us to rely on the established business abilities of existing manufacturers and forge a strong brand identity for our PbC products, while, at the same time, allow us to focus on a narrow band of value-added activities that should minimize our investment and maximize our profitability.

Development History

Since 2008, we have invested in upgrading, and where necessary, replacing existing battery manufacturing equipment in order to support our long range business plan. These early improvements included the installation of a new automatic paste mixer and a fixed orifice pasting line for improved quality and dimensional tolerances of battery plates, an automatic stacker for precise wrap and alignment of absorbed glass matt separator that is needed for the production of our premium PbC products, the modernization of our second lead-acid production line; the rebuild of five casting machines; the addition of new welding equipment; and a 35% expansion of our formation area. Subsequently, a new robotic carbon electrode manufacturing line was installed at our Green Ridge Road facility in New Castle, PA. These initiatives have provided the manufacturing framework and capability for improvements in our quality, cost and ability to deliver our products.

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From March 2011 through 2013, we utilized our capability and capacity primarily to produce specialty lead-acid batteries for a third party. Shipments of these products generated sales of $8.6 million and $7.9 million, respectively, in 2013 and 2012. The flooded lead-acid batteries were manufactured in our facility, with the purchaser carrying the cost of inventory and providing the raw materials required. As 2014 progresses, we have experienced a decline in our lead-acid battery production and an increase in the production of our PbC batteries.

In 2011, we continued our automotive work and added new OEM partners. There is an increasing body of empirical evidence being presented with respect to the lack of merit, and/or practicality, of existing stop/start battery solutions, while the potential applicability of our PbC product gains more traction. We and others believe that the fastest, and least expensive, method of reducing carbon dioxide emissions from an internal combustion engine vehicle, and the way to helping meet current and future Corporate Average Fuel Economy standards is attained by equipping the vehicle with stop/start technology. The solution offered by our PbC technology combines low cost, with a fast rate of charge acceptance, which will help OEMs to achieve the specified stop/start performance that is needed to comply with carbon dioxide emissions regulations, while at the same time improving miles per gallon performance to help meet Corporate Average Fuel Economy standards. We believe our PbC technology is well suited for the emerging micro-hybrid market incorporating stop/start systems; therefore, we have devoted considerable time and money in working with our prospective customers in this area.

We continue our efforts in the hybrid heavy duty truck and the hybrid locomotive market. Similar to the hybrid stop/start automotive market, battery charge acceptance, fast re-charge ability and high cycle life are critical characteristics required in a product for the heavy duty truck and locomotive hybrid markets. Most of our work in the heavy duty truck market has been in partnership with ePower Engine Systems, Inc. and with Norfolk Southern Corporation in conjunction with their all electric and hybrid locomotive programs.

With the financial assistance provided by the Pennsylvania Energy Development Authority and Commonwealth Financing Authority grants, we commissioned our first PowerCube product onsite at our Clover Lane facility in 2011. The PowerCube was fully integrated by us and, in addition to the batteries, contains a racking system, electronics and power equipment, battery management system, climate control and fire suppression systems. As part of this undertaking, we entered into a partnership with Viridity Energy and PJM Interconnection (the largest regional power transmission organization in the US which coordinates the movement of wholesale electricity for more than 61 million people in all or parts of 13 states). The PowerCube was network-connected to the PJM system and allows us to respond through Viridity to curtailment and demand response signals from PJM and participate in frequency regulation. Due to the implementation of the FERC “pay for performance” provisions, there are economic incentives to utilize our PowerCube as fast response to these signals from PJM increases at the utility will pay on a per kilowatt basis based on set performance metrics.

Since the PowerCube can be scaled, we also commenced development of smaller PowerCube units (mini-cubes). These mini-cube applications include residential storage (at levels down to 10 kilowatt) and small commercial storage. The units can be connected to wind and solar power sources in addition to filtering power directly from the grid. The end product will provide backup power, power quality, power smoothing, and potential peak shaving. We are working with installers and integrators and have begun to take this product to market in North America, as was the case with the Washington Naval Yard which was brought online in 2012 and has continued to function.

In November 2013, we announced we had received the first in a series of expected orders, for our PowerCube that is being commissioned into a solar project. The PowerCubes will provide storage for energy created by the solar panel system and also service the frequency regulation market. The order includes batteries, racks, wiring, and data communication system encompassing electronics coordination. Shipment and installation began in the fourth quarter of 2013, and the first installation is being completed in the third quarter of 2014. Our onsite PowerCube has proven its effectiveness and reliability by providing daily frequency regulation and demand response services in the PJM grid utility network for the last two years. The solar storage adaptation of the PowerCube was developed with data extracted from the PJM network model, including the important "frequency regulation market" component.

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The PowerCube is a highly mobile energy storage system that can be configured to deliver up to one megawatt of power for 24 minutes or 100 kilowatts of power for 4.6 hours. Our onsite PowerCube services the PJM frequency regulation market. PJM is a regional transmission organization that coordinates the movement of wholesale electricity to more than 60 million consumers in all or parts of 13 states and the District of Columbia. We provide this frequency regulation through our curtailment services provider (an entity which provides power services on demand to utilities) – Viridity Energy. We commission our onsite PowerCube in November 2011, and it continues to function on a daily basis and serve as a real world demonstration unit. Potential customers visit our project site and can observe the ”real time” screens that show our Cube responding to, and closely following, the PJM REG-D signal. This has been very helpful to us in explaining our technology and model and in providing a real world proof of application. In the first quarter of 2014, we installed batteries, racks, BMS, controller, wiring and miscellaneous electronic equipment at the New Jersey location of our 500 kilowatt system being installed with our strategic partner. This unit will participate daily in the PJM frequency regulation market in accordance with our model. Based upon our model and past PJM records –this 500 kilowatt installation will provide the owner with at least $9,000 per month (net after expense) in frequency regulation revenue. This revenue is in addition to the storage and emergency back- up capability the PowerCube will provide.

During the second quarter of 2014, this same customer delivered a purchase order for four additional 500 kilowatt PowerCube units designed to provide frequency regulation to PJM in a range covering 500 kilowatts up and 500 kilowatts down. This follow on order is further validation of their belief in our PbC product and our frequency regulation model. This purchase order is the next step in our planned partnership that is expected to include multiple – like sized – 500 kilowatt units in and out of New Jersey. In addition, our partnership is planning larger sized PowerCubes (1megawatts and beyond) in both New Jersey and in other states that have very competitive solar renewable energy credits and other incentives. In a separate initiative with potential new investors, we continue to pursue site selection for multi mega-watt systems that would service the frequency regulation market. Our 1.25 megawatt (or any multiple thereof) building block is an appropriate size for this market.

With regard to our development of smaller scale PowerCubes, in the first quarter of 2014, we sold, installed and subsequently fully commissioned a 10 kilowatt miniCube unit complete with a 12 kilowatt solar array. This unit was installed for a private individual in New Castle, PA and will provide us with additional information about our smaller applications that might be tied to solar and islanded or be grid tied. It will also provide data on the system’s use as an electric vehicle charging station. This is one of our offshore initiatives, so we are very interested in that charging station data. Currently the Owner is using that system to charge his all electric sports car and to net meter.

Our work with ePower Engine Systems, which is a third party entity which develops and markets auxiliary power systems for trucks, continues in accordance with our business plan. We are strategically committed to the ePower series hybrid system that incorporates PbC batteries through 56 battery strings in Series 8 heavy duty 18 wheel trucks.

ePower recently purchased four trucks for conversion to their series hybrid system, and we have been issued a purchase order to provide 56 batteries per truck. The conversion of these trucks will allow ePower to continue its progress in improving fuel economy – on a mile per gallon basis. Testing has shown that the system has the ability to reduce emissions of all types, which assists in compliance with the U.S. government’s regulatory initiatives in this area.

Our Patents and Intellectual Property

We own thirteen issued U.S. patents at the date of this report covering various aspects of our PbC technologies, and we typically have a number of patent applications in process at any point in time. There is no assurance that any of the pending patent applications will ultimately be granted. Our issued patents are:

•	U.S. Patent No. 6,466,429 (expires May 2021) - Electric double layer capacitor

•	U.S. Patent No. 6,628,504 (expires May 2021) - Electric double layer capacitor

•	U.S. Patent No. 6,706,079 (expires May 2022) - Method of formation and charge of the negative polarizable carbon electrode in an electric double layer capacitor

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•	U.S. Patent No. 7,006,346 (expires April 2024) - Positive Electrode of an electric double layer capacitor

•	U.S. Patent No. 7,110,242 (expires February 2021) - Electrode for electric double layer capacitor and method of fabrication thereof

•	U.S. Patent No. 7,119,047 (expires February 2021) - Modified activated carbon for carbon for capacitor electrodes and method of fabrication thereof

•	U.S. Patent No. 7,569,514 (expires May 22, 2021) - Method of Fabrication of Modified Activated Carbon

•	U.S. Patent No. 7,881,042 (expires March 2027) – Cell Assembly for an Energy Storage Device using PTFE Binder in Activated Carbon Electrodes

•	U.S. Patent No. 7,998,616 (expires February 2028) – Negative Electrode for a Hybrid Energy Storage Device

•	U.S. Patent No. 8,023,251 (expires November 2028) – Hybrid Energy Storage Device and Method of Making Same

•	U.S. Patent No. 8,192,865 (expires October 2027) – Negative Electrode for a Hybrid Energy Storage Device

•	U.S. Patent No. 8,202,653 (expires February 2028) – Electrode Grid Structure

•	U.S. Patent No. 8,347,468 (expires February 2031) – Method of Making a Current Collector

Presently, we have no obligation to pay any royalties or license fees with respect to the commercialization of our PbC device technology, and we are not subject to any field of use restrictions. We believe our patents and patent applications, along with our trade secrets, know-how and other intellectual property are necessary to our success.

Our ability to compete effectively with other companies will depend on our ability to maintain and protect the PbC device intellectual property and technology. We plan to file additional patent applications in the future. However, the degree of protection offered by our existing patents or the likelihood that our future applications will be granted, or the degree of protection afforded by future patents, if granted, is uncertain. Competitors in both the United States and foreign countries, many of which have substantially greater resources and have made substantial investment in competing technologies, may have, or may apply for and obtain patents that may prevent, limit or interfere with our ability to make and sell products based on our PbC device technology. Competitors may also intentionally infringe on our patents. The prosecution and defense of patent litigation is both costly and time-consuming, even if the outcome is favorable to us. An adverse outcome in the defense of a patent infringement suit could subject us to significant liabilities to third parties and prevent us from using all or any portion of the technology covered by such a patent. Although third parties have not asserted any infringement claims against us to date, there is no assurance that third parties will not assert such claims in the future.

We also rely on trade secrets and know-how, and there is no assurance that others will not independently develop the same or similar technology or obtain unauthorized access to our trade secrets, know-how and other unpatented technology. To protect our rights in these areas, we require all employees, consultants, advisors and collaborators to enter into strict confidentiality agreements. These agreements may not provide meaningful protection for our unpatented technology in the event of an unauthorized use, misappropriation or disclosure. While we have attempted to protect the unpatented proprietary technology that we develop or acquire, and will continue to attempt to protect future proprietary technology through patents, copyrights and trade secrets, we believe that our success will depend, to a large extent, upon continued innovation and technological expertise.

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In general, the level of protection afforded by a patent is directly proportional to the ability of the patent owner to protect and enforce those rights through legal action. Since our financial resources are limited, and patent litigation can be both expensive and time consuming, there can be no assurance that we will be able to successfully prosecute an infringement claim in the event that a competitor develops a technology or introduces a product that infringes on one or more of our patents or patent applications. There can be no assurance that our competitors will not independently develop other technologies that render our proposed products obsolete. In general, we believe the best protection of our proprietary technology will come from market position, technical innovation, speed-to-market, and product performance. There is no assurance that we will realize any benefit from our intellectual property rights.

Our Sales and Marketing Strategy

Over the last few years, our PbC technology evolved through the research, development, prototype and early adoption stages. On a parallel path, we explored potential existing as well as potential future market applications that our product might profitably service. Throughout the process, different PbC configurations, along with various ancillary components, were subject to trial and error testing. Our strategy was to find markets where our product demonstrated superior performance to the current products of choice; or where our product demonstrated a measurable cost savings alternative to those products; or where it provided a combination of the two. The end result of this process was the identification of specific target markets; the development of an improved PbC battery product that can be sold into those markets as a standalone unit; or as part of an entire Axion energy storage system such as our PowerCube; or as the battery component of someone else’s energy storage system. The PowerCube includes not only PbC batteries but also all of the electronics necessary to accumulate or dispatch power from those batteries. The containerized Cube unit also includes battery racking, Axion’s battery management system, all necessary wiring, a fire suppression system – in other words a complete plug and play system.

During this same time frame, we have slowly built an internal six person sales and marketing team, that includes four people in sales, a program manager and a customer service rep, all of whom are focused on developing and commercializing various targeted market segments. Our main focus for this team has gravitated to the areas of transportation and Cube storage. In transportation we are working with railroads, such as Norfolk Southern, where we have been shipping product since 2012; stop/start vehicle manufacturers where we have been shipping prototypes since 2010; heavy duty truck conversion companies, such as ePower where we have been shipping product since 2012. In Cube storage, we have been working with contractors and integrators for small commercial systems (installed 18 kilowatt zero energy building storage system for the Washington Naval Yard in 2012) and small residential systems. We have also been working with developers on larger storage systems that incorporate solar power, such as BySolar Inc. with which we have installed our first of five (5) individual 500 kilowatt systems. We have also developed a model system that will service the frequency regulation market, similar to the way our onsite PowerCube has been performing in the PJM network since 2011. We are actively marketing this model with BySolar and others. And finally, the power utility area has experienced some recent growth partially in response to regulatory pressures. We have dedicated initial assets to this area and are in the early stages of building a new team of additional business development managers, research and development expertise, and system programmers, for the specific purpose of actively pursuing revenue growth with customers in those target areas.

Historically, we have actively participated in related industry networking and trade groups. With the new story we have to tell, we plan to increase that activity on a prospective basis. With our new initiatives, we plan to develop leads from purchasing appropriate databases and potential new customer lists.  For example, we subscribe to a solar installer database and uses that data base to directly market to various installers.  We also plan to increase our attendance and participation in various regional and national trade shows.

Of course sales cycle time varies greatly depending on the particular market and the specific customer’s product knowledge and expectations, but generally speaking, excluding the transportation market, the time required to introduce our product to a new customer - through sale conclusion - is 4 to 6 months. We will partner with industry leaders in the various market segments to better penetrate targets that are suitable for our PbC systems. Most projects require some upfront expense to initiate the system development. This would be for battery production and software development to integrate the technology as a component in various component systems such as with the ongoing ePower project.

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Our Competition

Our PbC technology is competitive with technologies being developed by a number of new and established companies engaged in the manufacture of energy storage components, devices and systems. In addition, many universities, research institutions and other companies are developing advanced electrochemical energy storage technologies including:

•	symmetric supercapacitors;

•	asymmetric supercapacitors with organic electrolytes;

•	nickel metal hydride batteries;

•	lithium-ion batteries;

•	other advanced lead-acid devices; and

•	flow batteries.

Other business entities are developing advanced energy production technologies like fuel cells, solar cells and windmills which may use our products, or, in some cases, compete with our products. Since some of our competitors are developing technologies that may ultimately have costs similar to, or lower than, our projected costs, there can be no assurance we will be able to compete effectively.

Our competitors with more diversified product offerings may be better positioned to withstand changing market conditions. Some of our competitors own, partner with, or have longer term or stronger relationships with suppliers of raw materials and components, which could result in them being able to obtain raw materials on a more favorable basis than us. It is possible that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share, which would harm our business.

The development of technology, equipment and manufacturing techniques and the operation of a facility for the automated production of rechargeable batteries require large capital expenditures. In order to minimize our capital investment in manufacturing facilities and establish strong brand name recognition for our products, our overall strategy is to negotiate strategic alliances and other production agreements with established battery manufacturers that want to add high-performance co-branded products to their existing product lines. There can be no assurance that our PbC platform technology business model will succeed in the battery industry.

Our Employees

As of September 30, 2014, we employed a staff of 48 employees, including an 8 member scientific and engineering team, and 28 people who are involved principally in manufacturing. We are not subject to any collective bargaining agreements, and we believe we have a good relationship with our employees.

Description of Properties

On March 10, 2013, we exercised our option for a five year renewal on our lease on existing space at our manufacturing plant located at 3601 Clover Lane in New Castle, Pennsylvania. We have utilized this space to manufacture our PbC and specialty lead-acid battery products and to continue to produce and test prototypes which incorporate our developed technology. Our Clover Lane plant, which we will use for limited purposes on a prospective basis, allows us to manufacture batteries for sale under the Axion brand name; to manufacture for third parties under specific contract arrangements; or to manufacture prototypes for our own use and testing, or for testing by our customers. Our facility has been fully tested and found to be in compliance with emission standards established by new federal guidelines in accordance with the Clean Air Act–Title III.

The salient terms of the renewal lease are as follows:

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•	The renewal term commenced on March 10, 2013 with a term of five years.

•	The lease may be extended for one additional five-year term with future rent to be negotiated at a commercially reasonable rate.

•	The battery manufacturing facility includes 70,438 square feet of floor space, including 7,859 square feet of office, locker, lab and lunch area, 46,931 square feet of manufacturing space, 1,488 square feet of dedicated lab space, 9,200 square feet of storage buildings and 5,000 square feet of basement area.

•	The rental amount for the initial term is $16,700 per month, which is fixed through March 2015. In addition to the monthly rental, we are obligated to pay all required maintenance costs, taxes and special assessments, maintain public liability insurance, and maintain fire and casualty insurance for an amount equal to 100% of the replacement value of the leased premises.

•	On May 26, 2011 we executed an addendum to the existing lease agreement which resulted in the lease of an additional 2,160 square feet of additional space for $500.00 per month. There were no other changes to the existing lease.

•	With the execution of the addendum we now lease 72,598 square feet for a monthly rent of $17,200 on a “triple net” basis.

On November 4, 2010, we entered into a commercial lease with Becan Development, LLC to lease a 45,000 square foot building, located at 209 Green Ridge Road in New Castle, PA, which we currently occupy to house offices, research and development, electrode manufacturing and warehousing.

The salient terms of the lease are as follows:

•	The term commenced on January 1, 2011 and the term expires on December 31, 2015.

•	The lease may be extended for two five-year terms, by giving notice not less than 30 nor more than 120 days before the expiration of the initial term or first renewal term (as applicable). The renewal leases shall be on terms substantially similar to the terms of the initial lease except for any adjustment to rent, if warranted, as mutually agreed upon by Lessor and us.

•	The rental amount for the initial term is $19,297 per month and is on a “triple net” basis.

•	If we are able to obtain sufficient funding from either the federal or state government or agencies, and it enters into a binding agreement to purchase the property, the lease shall be immediately terminated and Lessor shall credit the most recent 6 months of actual rental payments made to lessor against the purchase price of the property.

•	We also have a right of first refusal to purchase the property within 30 days of receipt of notice of a third party offer from lessor upon substantially the same terms as those offered by the third party.

•	The lease contains market terms on standard provisions such as defaults and maintenance.

Legal Proceedings

From time to time, we are involved in lawsuits, claims, investigations and proceedings, including pending opposition proceedings involving patents that arise in the ordinary course of business. There are no matters pending that we expect to have a material adverse impact on our business, results of operations, financial condition or cash flows.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this prospectus, as well as all other information included in all other filings, incorporated herein by reference, when evaluating the Company and its business. If any of the following risks actually occurs, our business, financial condition, and results of operations could suffer. In that case, the price of our common stock could decline and our stockholders may lose all or part of their investment.

Investing in our common stock is very speculative and involves a high degree of risk. You should carefully consider all of the information in this report before making an investment decision. The following are among the risks we face related to our business, assets and operations. They are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also arise. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price of our common stock. You should not purchase our shares unless you can afford to lose your entire investment.

RISKS RELATED TO OUR FINANCIAL POSITION

We have a history of operating losses. We expect to incur operating losses in the future and we may never achieve or sustain profitability.

We have historically incurred substantial operating losses, including operating losses of $6.4 million for the nine months ended September 30, 2014 and $8.2 million and $8.6 million for the years ended December 31, 2013 and 2012, respectively. At September 30, 2014, we had an accumulated deficit of $107.8 million. These losses have had, and will continue to have, an adverse effect on our working capital, total assets, and stockholders’ equity. Because of the numerous risks and uncertainties associated with our business, we are unable to predict when we will become profitable, and we may never become profitable. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our inability to achieve and then sustain profitability would have a material adverse effect on our results of operations and business.

Our independent registered public accounting firm’s report for the fiscal year ended December 31, 2013 includes an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Due to the uncertainty of our ability to meet our cash requirements to fund our current operations, working capital, and spending, in their report on our audited annual financial statements as of and for the year ended December 31, 2013, our independent auditors included an explanatory paragraph regarding concerns about our ability to continue as a going concern. Recurring losses from operations raise substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, we might have to liquidate our assets and the values we receive for our assets in liquidation or dissolution could be significantly lower than the values reflected in our financial statements. In addition, the inclusion of an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern and our lack of cash resources may materially adversely affect our share price and our ability to raise new capital or to enter into critical contractual relations with third parties.

We are in the early stages of commercialization and our products may never achieve significant commercial market acceptance.

Our success depends on our ability to develop and market products that are recognized as superior to those currently existing in the marketplace. Most of our potential customers currently use other products using different technology and may be reluctant to change those methods to a new technology. Market acceptance will depend on many factors, including our ability to convince potential customers that our PbC battery solution is an attractive alternative to existing products. We will need to demonstrate that our products provide reliable and cost-effective alternatives to existing products. Compared to most competing technologies, our technology is relatively new, and most potential customers have limited knowledge of, or experience with, our products. Prior to adopting our technology, potential customers may be required to devote significant time and effort to testing and validating our products. Many factors influence the perception of a new technology, including its use by leaders in the industry. If we are unable to continue to induce these leaders to adopt our technology, acceptance and adoption of our products could be slowed. In addition, if our products fail to gain significant acceptance in the marketplace and we are unable to expand our customer base, we may never generate sufficient revenue to achieve or sustain profitability.

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Our sales cycle is lengthy and variable, which makes it difficult for us to forecast revenue and other operating results.

The sales cycle for our products is lengthy, which makes it difficult for us to accurately forecast revenue in a given period, and may cause revenue and operating results to vary significantly from period to period. Some potential customers for our products typically need to commit significant time and resources to evaluate the technology used in our products and their decision to purchase our products may be further limited by budgetary constraints and numerous layers of internal review and approval, which are beyond our control. We spend substantial time and effort assisting potential customers in evaluating our products, including providing demonstrations and validation. Even after initial approval by appropriate decision makers, the negotiation and documentation processes for the actual adoption of our products can be lengthy. As a result of these factors, based on our experience to date, our sales cycle, the time from initial contact with a prospective customer to routine commercial utilization of our products, has varied and can sometimes be several months or longer, which has made it difficult for us to accurately project revenues and other operating results. In addition, the revenue generated from sales of our products may fluctuate from time to time due to market and general economic conditions. As a result, our financial results may fluctuate on a quarterly basis which may adversely affect the price of our common stock.

We will need to raise additional funds through debt or equity financings in the future to achieve our business objectives and to satisfy our cash obligations, which would dilute the ownership of our existing shareholders and possibly subordinate certain of their rights to the rights of new investors.

We will need to raise additional funds through debt or equity financings in order to complete our ultimate business objectives, including funding working capital to support fulfillment of future orders for our products to pay-off our subordinated notes. We also may choose to raise additional funds in debt or equity financings if they are available to us on reasonable terms to increase our working capital, strengthen our financial position or to make acquisitions. Any sales of additional equity or convertible debt securities would result in dilution of the equity interests of our existing shareholders, which could be substantial. Additionally, if we issue shares of preferred stock or convertible debt to raise funds, the holders of those securities might be entitled to various preferential rights over the holders of our common stock, including repayment of their investment, and possibly additional amounts, before any payments could be made to holders of our common stock in connection with an acquisition of us. Such preferred shares, if authorized, might be granted rights and preferences that would be senior to, or otherwise adversely affect, the rights and the value of our common stock. Also, new investors may require that we and certain of our shareholders enter into voting arrangements that give them additional voting control or representation on our board of directors.

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RISKS RELATED TO OUR BUSINESS OPERATIONS

We depend on key personnel, and our business may be severely disrupted if we lose the services of our senior management, employees, and consultants.

Our business is dependent upon the knowledge and experience of our key scientists, engineers, manufacturing staff and senior management. Given the competitive nature of our industry, there is the risk that one or more of our key scientists or engineers will resign their positions, which could have a disruptive impact on our operations. If any of our key scientists, engineers or senior management do not continue in their present positions, we may not be able to easily replace them and our business may be severely disrupted. We face competition for such personnel. If any of these individuals joins a competitor or forms a competing company, we could lose important know-how and experience and incur substantial expense to recruit and train suitable replacements. Our Compensation Committee remains committed to keeping our key team members in place as we move further into our commercialization stage of our PbC product. Currently, all of our key employees have employment contracts that include non-compete provisions.

We may be unable to manage our future growth effectively, which could make it difficult to execute our business strategy.

We commenced our formal commercial launch in the fourth quarter of 2012 and anticipate growth in our business operations. We expect to increase our number of employees further as our business grows. This future growth could create strain on our organizational, administrative and operational infrastructure, including laboratory operations, quality control, customer service and sales and marketing. Our ability to manage our growth properly will require us to continue to improve our operational, financial, and management controls, as well as our reporting systems and procedures. If our current infrastructure is unable to handle our growth, we may need to expand our infrastructure and staff and implement new decision making and reporting systems. The time and resources required to implement such expansion and systems could adversely affect our decision making and operations. Our expected future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain, and integrate additional employees. Our future financial performance and our ability to commercialize our products and to compete effectively will depend, in part, on our ability to manage this potential future growth effectively, without compromising quality and customer satisfaction.

Our operations expose us to litigation, tax, environmental and other legal compliance risks.

We are subject to a variety of litigation, tax, environmental, health and safety and other legal compliance risks. These risks include, among other things, possible liability relating to product liability matters, personal injuries, intellectual property rights, contract-related claims, government contracts, taxes, health and safety liabilities, environmental matters and compliance with U.S. and foreign laws, competition laws and laws governing improper business practices. We or one of our business units could be charged with wrongdoing as a result of such matters. If convicted or found liable, we could be subject to significant fines, penalties, repayments or other damages (in certain cases, treble damages). As a business with international reach, we are subject to complex laws and regulations in the U.S. and other countries in which we operate. Those laws and regulations may be interpreted in different ways. They may also change from time to time, as may related interpretations and other guidance. Changes in laws or regulations could result in higher expenses and payments, and uncertainty relating to laws or regulations may also affect how we conduct our operations and structure our investments and could limit our ability to enforce our rights.

In the area of taxes, changes in tax laws and regulations, as well as changes in related interpretations and other tax guidance could materially impact our tax receivables and liabilities and our deferred tax assets and tax liabilities. Additionally, in the ordinary course of business, we are subject to examinations by various authorities, including tax authorities. In addition to ongoing investigations, there could be additional investigations launched in the future by governmental authorities in various jurisdictions and existing investigations could be expanded. The global and diverse nature of our operations means that these risks will continue to exist and additional legal proceedings and contingencies will arise from time to time. Our results may be affected by the outcome of legal proceedings and other contingencies that cannot be predicted with certainty.

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In the sourcing of our products throughout the world, we process, store, dispose of and otherwise use large amounts of hazardous materials, especially lead and acid. As a result, we are subject to extensive and changing environmental, health and safety laws and regulations governing, among other things: the generation, handling, storage, use, transportation and disposal of hazardous materials; remediation of polluted ground or water; emissions or discharges of hazardous materials into the ground, air or water; and the health and safety of our employees. Compliance with these laws and regulations results in ongoing costs. Failure to comply with these laws or regulations, or to obtain or comply with required environmental permits, could result in fines, criminal charges or other sanctions by regulators. Our ongoing compliance with environmental, health and safety laws, regulations and permits could require us to incur significant expenses, limit our ability to modify or expand our facilities or continue production and require us to install additional pollution control equipment and make other capital improvements. In addition, private parties, including current or former employees, could bring personal injury or other claims against us due to the presence of, or exposure to, hazardous substances used, stored or disposed of by us or contained in our products.

Changes in environmental and climate laws or regulations, including laws relating to greenhouse gas emissions, could lead to new or additional investment in production designs and could increase environmental compliance expenditures. Changes in climate change concerns, or in the regulation of such concerns, including greenhouse gas emissions, could subject us to additional costs and restrictions, including increased energy and raw materials costs. Additionally, we cannot assure you that we have been or at all times will be in compliance with environmental laws and regulations or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits, or that we will not be exposed to material environmental, health or safety litigation.

We are subject to stringent federal and state environmental and safety regulation, and we do not cover environmental impairment insurance, so we may suffer material adverse effects if any fines are ever imposed.

We use or generate certain hazardous substances in our research and manufacturing facilities. We are subject to varying regulations including OSHA and CERCLA and state equivalents. We do not carry environmental impairment insurance. We believe that all permits and licenses required for our current business activities are in place. Although we do not know of any material environmental, safety or health problems in our property or processes, there can be no assurance that problems will not develop in the future which could have a material adverse effect on our business, results of operation, or financial condition.

Our products contain hazardous materials including lead, and any discharge could lead to monetary damages and fines.

Lead is a toxic material that is an important raw material in our batteries. We also use, generate and discharge other toxic, volatile and hazardous chemicals and wastes in our research, development and manufacturing activities. We are required to comply with federal, state and local laws and regulations regarding pollution control and environmental protection. Under some statutes and regulations, a government agency, or other parties, may seek to recover response costs from operators of property where releases of hazardous substances have occurred or are ongoing, even if the operator was not responsible for such release or otherwise at fault. In addition, more stringent laws and regulations may be adopted in the future, and the costs of complying with those laws and regulations could be substantial. If we fail to control the use of, or inadequately restrict the discharge of, hazardous substances, we could be subject to significant monetary damages and fines, or be forced to suspend certain operations.

As we sell our products, we may become the subject of product liability claims, and we could face substantial fines which exceed our resources.

Due to the hazardous nature of many of the key materials used in the manufacturing of our batteries, the producers of such products may be exposed to a greater number of product liability claims, including possible environmental claims. We currently have domestic general liability insurance up to $1,000,000 per occurrence and $2,000,000 in the aggregate to protect us against the risk that in the future a product liability claim or product recall could materially and adversely affect our business operations. Inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our product. We cannot assure you that as we continue distribution of our products that we will be able to obtain or maintain adequate coverage on acceptable terms, or that such insurance will provide adequate coverage against all potential claims. Even if we maintain adequate insurance, any successful claim could materially and adversely affect our reputation and prospects, and divert management’s time and attention. If we are sued for any injury allegedly caused by our future products our liability could exceed our total assets and our ability to pay such liability.

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We have limited manufacturing experience with respect to our PbC technology, which may translate into cost overruns in manufacturing our products.

We have limited manufacturing experience with respect to production of our commercial PbC negative electrodes in quantities required to achieve our operational goals, and we may not be able to retain a qualified manufacturing staff or effectively manage the manufacturing of our proposed products when we are ready to do so. We began the commercial production of our energy storage devices in the fourth quarter of 2012. As production levels increase, we may experience cost overruns in manufacturing our PbC products, and we may not have sufficient capital in the future to successfully complete such tasks. In addition, we may not be able to manufacture our products because of industry conditions, general economic conditions, and/or competition from potential manufacturers and distributors. These inabilities could cause us to abandon our current business plan and may cause our operations to eventually fail.

We need to continue to improve the performance of our commercial PbC products to meet future requirements and competitive pressures.

We need to continue to improve various aspects of our PbC technology as we move forward with larger scale production and new applications of our products. Future developments and competition may reveal additional technical issues that are not currently recognized as obstacles. If we cannot continue to improve the performance of our products in a timely manner, we may be forced to redesign or delay large scale production or possibly abandon our product development efforts altogether.

We do not have any long-term supplier contracts.

We currently purchase the raw materials for our carbon electrodes and a variety of other components from third parties. We also intend to outsource manufacture of batteries using our carbon electrodes (which we will continue to manufacture in house). We do not have any long-term contracts with suppliers of raw materials and components, and our current suppliers may be unable to satisfy our future requirements on a timely basis. We have not yet secured an outsourced manufacturer for our batteries and we cannot assure that such a manufacturer will be able to satisfy our future requirements on a timely basis. Moreover, the price of purchased raw materials, components and assembled batteries could fluctuate significantly due to circumstances beyond our control. If our current suppliers and outsourced manufactures are unable to satisfy our long-term requirements on a timely basis, we may be required to seek alternative sources for necessary materials and components or redesign our proposed products to accommodate available substitutes.

We are a small player in an intensely competitive international market and may be unable to compete.

The lead-acid battery industry is large, intensely competitive and resistant to technological change. We may need to compete or enter into further strategic relationships with well-established companies that are much larger and have greater financial capital and other resources than we do. We may be unable to convince end users that products based on our PbC technology are superior to available alternatives. Moreover, if competitors introduce similar products, they may have a greater ability to withstand price competition and finance their marketing programs. There is no assurance that we will be able to compete effectively.

Our failure to introduce new products and product enhancements and broad market acceptance of new technologies introduced by our competitors could adversely affect our business.

Many new energy storage technologies have been introduced over the past several years. For certain important and growing international energy storage markets, lithium-based battery technologies have a large and growing market share. Our ability to achieve significant and sustained penetration of our key target markets will depend upon our success in developing or acquiring these and other technologies, either independently, through joint ventures or through acquisitions. If we fail to develop or acquire, and manufacture and sell, products that satisfy our customers’ demands, or we fail to respond effectively to new product announcements by our competitors by quickly introducing competitive products, then market acceptance of our products could be reduced and our business could be adversely affected. We cannot assure you that our products will remain competitive with products based on new technologies.

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To the extent we enter into strategic relationships, we will be dependent upon our partners.

Some of our products are not intended for direct sale to end users and our business may require us to enter into strategic relationships with manufacturers of other power industry equipment that use batteries and other energy storage devices as important components of their finished products. The agreements governing any future strategic relationships may not provide us with control over the activities of any strategic relationship we negotiate and our future partners, if any, could retain the right to terminate the strategic relationship at their option. Our future partners will have significant discretion in determining the efforts and level of resources that they dedicate to our products and may be unwilling or unable to fulfill their obligations to us. In addition, our future partners may develop and commercialize, either alone or with others, products that are similar to or competitive with the products that we intend to produce.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

We may rely on licenses for our PbC technology, which may affect our continued operations with respect thereto.

As we develop our PbC technology, we may need to license additional technologies to optimize the performance of our products. We may not be able to license these technologies on commercially reasonable terms or at all. In addition, we may fail to successfully integrate any licensed technology into our proposed products. Our inability to obtain any necessary licenses could delay our product development and testing until alternative technologies can be identified, licensed and integrated. The inability to obtain any necessary third-party licenses could cause us to abandon a particular development path, which could seriously harm our business, financial position and results of our operations.

New technology may lead to our competitors developing superior products which would reduce demand for our products.

Research into the electrochemical applications for carbon nanotechnology and other storage technologies is proceeding at a rapid pace, and many private and public companies and research institutions are actively engaged in the development of new battery technologies based on carbon nanotubes, nanostructured carbon materials and other non-carbon materials. These new technologies may, if successfully developed, offer significant performance or price advantages when compared with our technologies. There is no assurance that our existing patents or our pending and proposed patent applications will offer meaningful protection if a competitor develops a novel product based on a new technology.

If we are unable to protect our proprietary technology and preserve our trade secrets, we will increase our vulnerability to competitors which could materially adversely impact our ability to remain in business.

Our ability to successfully commercialize our products will depend on our ability to protect those products and our technology with domestic and foreign patents. We will also need to continue to preserve our trade secrets. The issuance of a patent is not conclusive as to its validity or as to the enforceable scope of the claims of the patent. The patent positions of technology companies, including us, are uncertain and involve complex legal and factual issues.

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We cannot assure you that our patents will prevent other companies from developing similar products or products which produce benefits substantially the same as our products, or that other companies will not be issued patents that may prevent the sale of our products or require us to pay significant licensing fees in order to market our products.

From time to time, we may need to obtain licenses to patents and other proprietary rights held by third parties in order to develop, manufacture and market our products. If we are unable to timely obtain these licenses on commercially reasonable terms, our ability to commercially exploit such products may be inhibited or prevented. Additionally, we cannot assure investors that any of our products or technology will be patentable or that any future patents we obtain will give us an exclusive position in the subject matter claimed by those patents. Furthermore, we cannot assure investors that our pending patent applications will result in issued patents, that patent protection will be secured for any particular technology, or that our issued patents will be valid or enforceable or provide us with meaningful protection.

If we are required to engage in expensive and lengthy litigation to enforce our intellectual property rights, the costs of such litigation could be material to our results of operations, financial condition and liquidity and, if we are unsuccessful, the results of such litigation could materially adversely impact our entire business.

Although we have entered into invention assignment agreements with our employees and with certain advisors, if those employees or advisors develop inventions or processes independently which may relate to products or technology under development by us, disputes may also arise about the ownership of those inventions or processes. Time-consuming and costly litigation could be necessary to enforce and determine the scope of our rights under these agreements.

We also rely on confidentiality agreements with our strategic partners, customers, suppliers, employees and consultants to protect our trade secrets and proprietary know-how. We may be required to commence litigation to enforce such agreements, and it is certainly possible that we will not have adequate remedies for breaches of our confidentiality agreements.

Other companies may claim that our technology infringes on their intellectual property or proprietary rights and commence legal proceedings against us which could be time-consuming and expensive and could result in our being prohibited from developing, marketing, selling or distributing our products.

Because of the complex and difficult legal and factual questions that relate to patent positions in our industry, we cannot assure you that our products or technology will not be found to infringe upon the intellectual property or proprietary rights of others. Third parties may claim that our products or technology infringe on their patents, copyrights, trademarks or other proprietary rights and demand that we cease development or marketing of those products or technology or pay license fees. We may not be able to avoid costly patent infringement litigation, which will divert the attention of management away from the development of new products and the operation of our business. We cannot assure investors that we would prevail in any such litigation. If we are found to have infringed on a third party’s intellectual property rights, we may be liable for money damages, encounter significant delays in bringing products to market or be precluded from manufacturing particular products or using particular technology.

Other parties may challenge certain of our foreign patent applications. If such parties are successful in opposing our foreign patent applications, we may not gain the protection afforded by those patent applications in particular jurisdictions and may face additional proceedings with respect to similar patents in other jurisdictions, as well as related patents. The loss of patent protection in one jurisdiction may influence our ability to maintain patent protection for the same technology in other jurisdictions.

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RISKS RELATED TO OUR COMMON STOCK

We have issued a large number of warrants and options, which if exercised would substantially increase the number of common shares outstanding.

On September 30, 2014, we had 5,017,793 shares of common stock outstanding, and (a) we have warrants outstanding that, if fully exercised, would generate proceeds of $1,440,295 and cause us to issue up to an additional 93,313 shares of common stock, and (b) we have options outstanding to purchase common stock that, if fully exercised, would generate proceeds of $5,475,351 and result in the issuance of an additional 136,422 shares of common stock, and (c) we have  Subordinated Convertible Notes outstanding to purchase common stock that if fully exercised would generate proceeds of $800,000 (excluding interest) and result in the issuance of 50,606 shares of common stock.

As a key component of our growth strategy we have provided and intend to continue offering compensation packages to our management and employees that emphasize equity-based compensation and would thus cause further dilution.

Historically, we have not paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We intend to retain our future earnings, if any, to fund operational and capital expenditure needs of our business, and we do not anticipate paying any cash dividends in the foreseeable future. Furthermore, future financing instruments may do the same. As a result, capital appreciation, if any, of our common stock will be the sole source of gain for our common stockholders in the foreseeable future.

Our stock price is speculative and there is a risk of litigation.

The trading price of our common stock has in the past and may in the future be subject to wide fluctuations in response to factors such as the following:

•	revenue or results of operations in any quarter failing to meet the expectations, published or otherwise, of the investment community;

•	reduced investor confidence in equity markets, due in part to corporate collapses in recent years;

•	speculation in the press or analyst community;

•	wide fluctuations in stock prices, particularly with respect to the stock prices for other technology companies;

•	announcements of technological innovations by us or our competitors;

•	new products or the acquisition of significant customers by us or our competitors;

•	changes in interest rates;

•	changes in investors’ beliefs as to the appropriate price-earnings ratios for us and our competitors;

•	changes in recommendations or financial estimates by securities analysts who track our common stock or the stock of other battery companies;

•	changes in management;

•	sales of common stock by directors and executive officers;

•	rumors or dissemination of false or misleading information, particularly through Internet chat rooms, instant messaging, and other rapid-dissemination methods;

•	conditions and trends in the battery industry generally;

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•	the announcement of acquisitions or other significant transactions by us or our competitors;

•	adoption of new accounting standards affecting our industry;

•	general market conditions;

•	domestic or international terrorism and other factors; and

•	the other factors described in this section.

Fluctuations in the price of our common stock may expose us to the risk of securities class action lawsuits. Although no such lawsuits are currently pending against us and we are not aware that any such lawsuit is threatened to be filed in the future, there is no assurance that we will not be sued based on fluctuations in the price of our common stock. Defending against such suits could result in substantial cost and divert management’s attention and resources. In addition, any settlement or adverse determination of such lawsuits could subject us to significant liability.

Future sales of our common stock could depress our stock price.

Sales of a large number of shares of our common stock, or the availability of a large number for sale, could materially adversely affect the per share market price of our common stock and could impair our ability to raise funds in addition offering of our debt or equity securities. In the event that we propose to register shares of common stock under the Securities Act for our own account, certain shareholders are entitled to receive notice of that registration to include their shares in the registration, subject to limitations described in the agreements granting these rights.

Our common stock and Series A warrants are currently traded on the NASDAQ Capital Market. If we fail to comply with the continuing listing standards of The NASDAQ Capital Market, our securities could be delisted.

We expect that our common stock will be eligible to be quoted on the NASDAQ Capital Market. For our common stock to maintain listing on the NASDAQ Capital Market, we must maintain NASDAQ Capital Market continued listing requirements including but not limited to requirements to obtain shareholder approval of a transaction other than a public offering involving the sale or issuance equal to 20% or more of our common stock, our common stock could be delisted from the NASDAQ Capital Market. If our common stock were to be delisted from the NASDAQ Capital Market, our common stock could continue to trade on the over-the-counter bulletin board following any delisting from the NASDAQ Capital Market, or on the Pink Sheets, as the case may be. Any such delisting of our common stock could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and less coverage of us by securities analysts, if any. Also, if in the future we were to determine that we need to seek additional equity capital, it could have an adverse effect on our ability to raise capital in the public or private equity markets.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or in the prospectus supplement may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and the battery sector, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

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All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors set forth under the caption “Risk Factors” in this prospectus and in any prospectus supplement and under the captions “Business,” “Legal Proceedings,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Quantitative and Qualitative Disclosures About Market Risk” and “Controls and Procedures” in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus and the prospectus supplement. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this Note. Before purchasing any shares or warrants, you should consider carefully all of the factors set forth or referred to in this prospectus and in the prospectus supplement that could cause actual results to differ.

USE OF PROCEEDS

Unless we indicate otherwise in the prospectus supplement, we expect to use the net proceeds we receive from the sale of our securities to augment our working capital and for general corporate purposes, including, but not limited to, product development activities, including research and development activities, capital expenditures, potential acquisitions and other business opportunities. We may set forth in the prospectus supplement additional information on our intended use for the net proceeds received from the sale of any securities sold pursuant to that prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•	through agents to the public or to investors;
•	to one or more underwriters for resale to the public or to investors;
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to investors; or
•	through a combination of these methods of sale.

We will set forth in a prospectus supplement the terms of an offering of shares of our securities, including.

•	the name or names of any agents or underwriters;
•	the purchase price of the shares and/or warrants being offered and the proceeds we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional shares and/or warrants from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers.

We may distribute the securities from time to time in one or more transactions;

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

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We may also, from time to time, authorize dealers, acting as our agents, to offer and sell securities upon the terms and conditions set forth in the applicable prospectus supplement. We, or the purchasers of securities for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of securities. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a “best efforts” basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we will pay to underwriters or agents in connection with the offering of securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. The dealers and agents participating in the distribution of securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses. We may grant underwriters who participate in the distribution of securities we are offering under this prospectus an option to purchase additional shares and/or warrants to cover over-allotments, if any, in connection with the distribution.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

Under no circumstances will the fee, commission or discount received by a placement agent or any other FINRA member or independent broker-dealer exceed eight percent of the gross proceeds to us in this offering or any other offering in the United States pursuant to the base prospectus.

The agent’s compensation warrants, if any, will be substantially on the same terms as the warrants offered under any prospectus supplement, except that the compensation warrants will comply with FINRA Rule 2710(g)(1) in that for a period of six months after the issuance date of the compensation warrants (which shall not be earlier than the closing date of the offering pursuant to which the compensation warrants are being issued), neither the compensation warrants nor any warrant shares issued upon exercise of the compensation warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the offering pursuant to which the compensation warrants are being issued, except as otherwise permitted by FINRA Rule 2710(g)(2).

DESCRIPTION OF SECURITIES

General

Our amended and restated certificate of incorporation authorizes the issuance of 112,500,000 shares of common stock and 12,500,000 shares of preferred stock. As of December 3, 2014, there were 7,137,331 common shares issued and outstanding. Outstanding warrants, vested options, and convertible rights entitle the holders to purchase 186,490 additional shares of common stock.

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Within the limits established by our amended and restated of incorporation, our board of directors has the power at any time and without stockholder approval to issue shares of our authorized common stock or preferred stock for cash, to acquire property or for any other purpose that the board of directors believes is in the best interests of our company. Our stockholders have no pre-emptive rights and any decision to issue additional shares of common stock or preferred stock will reduce the percentage ownership of our current stockholders and could dilute our net tangible book value.

Our board of directors has the power to establish the designation, rights and preferences of any preferred stock we issue in the future. Accordingly, our board of directors may, without stockholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of common stock. Subject to the directors’ duty to act in the best interest of our company, shares of preferred stock can be issued quickly with terms calculated to delay or prevent a change in control or make removal of management more difficult.

PREFERRED STOCK

We currently have authorized 12,500,000 shares of preferred stock, par value $0.005 per share, the rights and preferences of which may be established from time to time by our board of directors.

Under Delaware law and our restated certificate of incorporation, our board of directors is authorized, without stockholder approval, to issue shares of preferred stock from time to time in one or more series. Subject to limitations prescribed by Delaware law and our restated certificate of incorporation and bylaws, the board of directors can determine the number of shares constituting each series of preferred stock and the designation, preferences, voting powers, qualifications, and special or relative rights or privileges of that series. These may include provisions concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and other subjects or matters as may be fixed by resolution of the board or an authorized committee of the board. The preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable.

Our board of directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of our common stock might believe to be in their best interests or in which holders of some, or a majority, of our common stock might receive a premium for their shares over the then market price of those shares.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference per share, and the purchase price;

•	the dividend rate(s), period(s), and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into Axion common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

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•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of the affairs of Axion; and

•	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution, or winding up of Axion.

Transfer Agent and Registrar. The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

COMMON STOCK

We currently have authorized 100,000,000 shares of common stock, par value $0.005 per share. As of December 3, 2014, there were 7,137,331 shares of common stock outstanding held of record by approximately 392 stockholders. Holders of our common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of our common stock are fully paid and nonassessable.

The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our restated certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to the section entitled “Where You Can Find More Information” for directions on obtaining these documents.

Voting Rights. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders, including, without limitation, the election of our board of directors. Our stockholders have no right to cumulate their votes in the election of directors.

Dividends. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive ratably those dividends declared from time to time by the board of directors.

Rights Upon Liquidation. Subject to preferences that may apply to shares of preferred stock outstanding at the time, in the event of liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in assets remaining after payment of liabilities.

Anti-Takeover Effects of Our Certificate of Incorporation, Bylaws and Delaware Law. Some provisions of Delaware law and our restated certificate of incorporation and bylaws could make the following transactions more difficult: our acquisition by means of a tender offer; our acquisition by means of a proxy contest or otherwise; or removal of our incumbent officers and directors.

Section 203 of the Delaware General Corporation Law is applicable to takeovers of Delaware corporations. Subject to exceptions enumerated in Section 203, Section 203 provides that a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

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•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, though some shares may be excluded from the calculation; and

•	on or subsequent to that date, the business combination is approved by the board of directors of the corporation and by the affirmative votes of holders of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Except as specified in Section 203, an interested stockholder is generally defined to include any person who, together with any affiliates or associates of that person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, any time within three years immediately prior to the relevant date. Under certain circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may elect not to be governed by this section, by adopting an amendment to the certificate of incorporation or bylaws, effective 12 months after adoption. Our restated certificate of incorporation and bylaws do not opt out from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board because the stockholder approval requirement would be avoided if a majority of the directors then in office excluding an interested stockholder approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder. These provisions may have the effect of deterring hostile takeovers or delaying changes in control, which could depress the market price of our common stock and deprive stockholders of opportunities to realize a premium on shares of common stock held by them.

In addition to our board of directors’ ability to issue shares of preferred stock, our restated certificate of incorporation and bylaws contain provisions that may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Our certificate of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors to thwart a takeover attempt;

•	do not provide for cumulative voting in the election of directors, which would allow holders of less than a majority of the stock to elect some directors;

•	establish a classified board of directors, as a result of which the successors to the directors whose terms have expired will be elected to serve from the time of election and qualification until the third annual meeting following their election;

•	require that directors only be removed from office for cause;

•	provide that vacancies on the board of directors, including newly-created directorships, may be filled only by a majority vote of directors then in office; and

•	establish advance notice requirements for nominating candidates for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Listing. Our common stock is listed on the OTC Bulletin Board under the symbol “AXPW.”

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DEBT SECURITIES

We may issue, from time to time, debt securities in one or more series that will consist of either senior debt or subordinated debt under one or more trust indentures to be executed by us and a specified trustee. The terms of the debt securities will include those stated in the indenture and those made a part of the indenture (before any supplements) by reference to the Trust Indenture Act of 1939. The indentures will be qualified under the Trust Indenture Act. We refer you to a form of senior indenture and a form of subordinated indenture, as Exhibits 4.16 and 4.17, which were filed as exhibits to the Form S-3 filed by as on June 3, 2011. Debt securities, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities.

The following description sets forth certain anticipated general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement (which terms may be different than those stated below) and the extent, if any, to which such general provisions may apply to the debt securities so offered will be described in the prospectus supplement relating to such debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, investors should review both the prospectus supplement relating thereto and the following description. Forms of the senior indenture (as discussed herein) and the subordinated indenture (as discussed herein) are included as exhibits to the registration statement of which this prospectus is a part.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The indebtedness represented by subordinated securities will be subordinated in right of payment to the prior payment in full of our senior debt (as defined in the applicable indenture). Senior securities and subordinated securities will be issued pursuant to separate indentures (respectively, a senior indenture and a subordinated indenture), in each case between us and a trustee.

Except as set forth in the applicable indenture and described in a prospectus supplement relating thereto, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, secured or unsecured, in each case as established from time to time in or pursuant to authority granted by a resolution of our board of directors or as established in the applicable indenture. All debt securities of one series need not be issued at the time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of such series, for issuance of additional debt securities of such series. The applicable indenture may provide that we may issue debt securities in any currency or currency unit designated by us. Except for any limitations on consolidation, merger and sale of all or substantially all of our assets that may be contained in the applicable indenture, the terms of such indenture will not contain any covenants or other provisions designed to afford holders of any debt securities protection with respect to our operations, financial condition or transactions involving us.

The prospectus supplement relating to any series of debt securities being offered will contain the specific terms thereof, including, without limitation:

•	the title of such debt securities and whether such debt securities are senior securities or subordinated securities and the terms of any such subordination;

•	the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

•	the percentage of the principal amount at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such debt securities which is convertible into common stock or preferred stock, or the method by which any such portion shall be determined;

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•	the date or dates, or the method for determining the date or dates, on which the principal of such debt securities will be payable;

•	the rate or rates (which may be fixed or variable), or the method by which the rate or rates shall be determined, at which such debt securities will bear interest, if any;

•	the date or dates, or the method for determining such date or dates, from which any interest will accrue, the interest payment dates on which any such interest will be payable, the regular record dates for such interest payment dates, or the method by which any such date shall be determined, the person to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

•	the right, if any, to extend the interest payment periods and the duration of the extensions;

•	the place or places where the principal of (and premium, if any) and interest, if any, on such debt securities will be payable, such debt securities may be surrendered for conversion or registration of transfer or exchange and notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities may be redeemed, as a whole or in part, at our option, if we have such an option;

•	our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

•	if other than U.S. dollars, the currency or currencies in which such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

•	whether the amount of payments of principal of (and premium, if any) or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currencies) and the manner in which such amounts shall be determined;

•	any additions to, modifications of or deletions from the terms of such debt securities with respect to the events of default or covenants set forth in the indenture;

•	any provisions for collateral security for repayment of such debt securities;

•	whether such debt securities will be issued in certificated and/or book-entry form;

•	whether such debt securities will be in registered or bearer form and, if in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if in bearer form, the denominations thereof and terms and conditions relating thereto;

•	whether issued in the form of one or more global securities and whether all or a portion of the principal amount of the debt securities is represented thereby;

•	if other than the entire principal amount of the debt securities when issued, the portion of the principal amount payable upon acceleration of maturity, and the terms and conditions of any acceleration;

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•	if applicable, covenants affording holders of debt protection with respect to our operations, financial condition or transactions involving us;

•	the applicability, if any, of defeasance and covenant defeasance provisions of the applicable indenture;

•	the terms, if any, upon which such debt securities may be convertible into our common stock or preferred stock and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

•	if applicable, any limitations on the ownership or transferability of the common stock or preferred stock into which such debt securities are convertible;

•	whether and under what circumstances we will pay additional amounts as contemplated in the indenture on such debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities in lieu of making such payment; and

•	any other material terms of such debt securities.

The debt securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. Special federal income tax, accounting and other considerations applicable to these original issue discount securities will be described in the applicable prospectus supplement. The applicable prospectus supplement will set forth material U.S. federal income tax considerations for holders of any debt securities and the securities exchange or quotation system on which any debt securities are listed or quoted, if any.

The applicable indenture may contain provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control.

Senior Debt Securities

Payment of the principal of premium, if any, and interest on senior debt securities will rank on parity with all of our other senior unsecured and unsubordinated debt.

Subordinated Debt Securities

Payment of the principal of, premium, if any, and interest on subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of all of our senior debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding indebtedness, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Merger, Consolidation or Sale

The applicable indenture will provide that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into, any other corporation, provided that:

•	either we shall be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets shall expressly assume payment of the principal of (and premium, if any), and interest on, all of the applicable debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable indenture;

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•	immediately after giving effect to such transaction and treating any indebtedness which becomes our obligation or an obligation of one of our subsidiaries as a result thereof as having been incurred by us or such subsidiary at the time of such transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering such conditions shall be delivered to the applicable trustee.

Covenants

The applicable indenture will contain covenants requiring us to take certain actions and prohibiting us from taking certain actions. The covenants with respect to any series of debt securities will be described in the prospectus supplement relating thereto.

Events of Default, Notice and Waiver

Each indenture will describe specific “events of default” with respect to any series of debt securities issued thereunder. Such “events of default” are likely to include (with grace and cure periods):

•	default in the payment of any installment of interest on any debt security of such series;

•	default in the payment of principal of (or premium, if any, on) any debt security of such series at its maturity or upon any redemption, by declaration or otherwise;

•	default in making any required sinking fund payment for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of the Company contained in the applicable indenture (other than a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series), continued for a specified period of days after written notice as provided in the applicable indenture;

•	default in the payment of specified amounts of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled;

•	certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any of our significant subsidiaries or their property; and

•	any other event of default provided in the applicable resolution of our board of directors or the supplemental indenture under which we issue series of debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. Unless otherwise indicated in the applicable prospectus supplement, if an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then the applicable trustee or the holders of not less than a majority of the principal amount of the outstanding debt securities of that series may declare the principal amount (or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amounts may be specified in the terms thereof) of all the debt securities of that series to be due and payable immediately by written notice thereof to us (and to the applicable trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to debt securities of such series (or of all debt securities then outstanding under any indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of not less than a majority in principal amount of outstanding debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may rescind and annul such declaration and its consequences if:

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•	we shall have deposited with the applicable trustee all required payments of the principal of (and premium, if any) and interest on the debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal (or specified portion thereof), with respect to debt securities of such series (or of all debt securities then outstanding under the applicable indenture, as the case may be) have been cured or waived as provided in such indenture.

If an event of default relating to events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, then the principal amount of all of the debt securities outstanding, and any accrued interest, will automatically become due and payable immediately, without any declaration or other act by the trustee or any holder.

Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under the applicable indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal of (or premium, if any) or interest on any debt security of such series; or

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby.

Each trustee will be required to give notice to the holders of debt securities within 90 days of a default under the applicable indenture unless such default shall have been cured or waived; provided, however, that such trustee may withhold notice to the holders of any series of debt securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series) if specified responsible officers of such trustee consider such withholding to be in the interest of such holders.

Each indenture will provide that no holders of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy thereunder, except in the case of failure of the applicable trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to it. This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such debt securities at the respective due dates thereof.

Each indenture provides that in case an event of default shall occur and be known to any trustee and not be cured, the trustee must use the same degree of care as a prudent person would use in the conduct of his or her own affairs in the exercise of the trustee’s power. Subject to provisions in each indenture relating to its duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under such indenture, unless such holders shall have offered to the trustee thereunder reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding debt securities of any series (or of all debt securities then outstanding under an indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture, which may involve such trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of such series not joining therein.

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Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the applicable indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

Each indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indenture;

•	establish the forms or terms of debt securities of any series; and

•	evidence and provide for the acceptance of appointment by a successor trustee.

It is anticipated that modifications and amendments of an indenture may be made by us and the trustee, with the consent of the holders of not less than a majority in principal amount of each series of the outstanding debt securities issued under the indenture that are affected by the modification or amendment, provided that no such modification or amendment may, without the consent of each holder of such debt securities affected thereby:

•	change the stated maturity date of the principal of (or premium, if any) or any installment of interest, if any, on any such debt security;

•	reduce the principal amount of (or premium, if any) or the interest, if any, on any such debt security or the principal amount due upon acceleration of an original issue discount security;

•	change the time or place or currency of payment of principal of (or premium, if any) or interest, if any, on any such debt security;

•	impair the right to institute suit for the enforcement of any such payment on or with respect to any such debt security;

•	reduce any amount payable on redemption;

•	modify any of the subordination provisions or the definition of senior indebtedness applicable to any subordinated debt securities in a manner adverse to the holders of those securities;

•	reduce the above-stated percentage of holders of debt securities necessary to modify or amend the indenture; or

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive compliance with certain provisions of the indenture or for waiver of certain defaults.

A record date may be set for any act of the holders with respect to consenting to any amendment. The holders of not less than a majority in principal amount of outstanding debt securities of each series affected thereby will have the right to waive our compliance with certain covenants in such indenture. Each indenture will contain provisions for convening meetings of the holders of debt securities of a series to take permitted action.

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A prospectus supplement may set forth modifications or additions to these provisions with respect to a particular series of debt securities.

Conversion or Exchange Rights

A prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock, preferred stock or other securities. These terms will also include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. Such provisions will also include the conversion or exchange price (or manner or calculation thereof), the conversion or exchange period, the events requiring an adjustment of the conversion or exchange price, and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

Registered Global Securities

We may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global security may not be transferred except as a whole:

•	by the depositary for such registered global security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global security. We anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global security will be limited to persons that have accounts with the depositary for the registered global security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global security beneficially owned by the participants;

•	any dealers, underwriters, or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

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The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global security:

•	will not be entitled to have the debt securities represented by a registered global security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal and premium, if any, and interest, if any, on debt securities represented by a registered global security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global security. None of the Company, the trustee or any other agent of the Company or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

If the depositary for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, we will appoint an eligible successor depositary. If we fail to appoint an eligible successor depositary within 90 days, we will issue the debt securities in definitive form in exchange for the registered global security. In addition, we may at any time and in our sole discretion decide not to have any of the debt securities of a series represented by one or more registered global securities. In such event, we will issue debt securities of that series in a definitive form in exchange for all of the registered global securities representing the debt securities. The trustee will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary, based upon instructions from its participants, shall instruct the trustee.

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We may also issue bearer debt securities of a series in the form of one or more global securities, referred to as “bearer global securities.” We will deposit these bearer global securities with a common depositary for Euroclear System and Clearstream Bank Luxembourg, Societe Anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security, with respect to the position of the series represented by a bearer global security.

Discharge, Defeasance and Covenant Defeasance

We can discharge or defease our obligations under the indenture as set forth below. Unless otherwise set forth in the applicable prospectus supplement, the subordination provisions applicable to any subordinated debt securities will be expressly subject to the discharge and defeasance provisions of the indenture.

We may discharge some of our obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable within one year (or are scheduled for redemption within one year). We may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities and any mandatory sinking fund payments.

Unless otherwise provided in the applicable prospectus supplement, we may also discharge any and all of our obligations to holders of any series of debt securities at any time (“defeasance”). We also may be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indenture, and we may omit to comply with those covenants without creating an event of default (“covenant defeasance”). We may effect defeasance and covenant defeasance only if, among other things:

•	we irrevocably deposit with the trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal, premium, if any, and interest on all outstanding debt securities of the series; and

•	covenant defeasance will not otherwise alter the holders’ U.S. federal income tax treatment of principal, premium, if any, and interest payments on the series of debt securities, which opinion, in the case of legal defeasance, must be based on a ruling of the Internal Revenue Service issued, or a change in U.S. federal income tax law.

Although we may discharge or defease our obligations under the indenture as described in the two preceding paragraphs, we may not avoid, among other things, our duty to register the transfer or exchange of any series of debt securities, to replace any temporary, mutilated, destroyed, lost or stolen series of debt securities or to maintain an office or agency in respect of any series of debt securities.

Redemption of Securities

Debt securities may also be subject to optional or mandatory redemption on terms and conditions described in the applicable prospectus supplement.

From and after notice has been given as provided in the applicable indenture, if funds for the redemption of any debt securities called for redemption shall have been made available on such redemption date, such debt securities will cease to bear interest on the date fixed for such redemption specified in such notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

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Notices

Holders of our debt securities will receive notices by mail at their addresses as they appear in the security register.

Title

We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue.

Governing Law

Unless otherwise set forth in the applicable prospectus supplement, New York law will govern the indentures and the debt securities, without regard to its conflicts of law principles.

Concerning the Trustee

Each indenture provides that there may be more than one trustee under the indenture, each with respect to one or more series of debt securities. If there are different trustees for different series of debt securities, each trustee will be a trustee of a trust under the indenture separate and apart from the trust administered by any other trustee under the indenture. Except as otherwise indicated in this prospectus or any prospectus supplement, any action permitted to be taken by a trustee may be taken by such trustee only with respect to the one or more series of debt securities for which it is the trustee under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All payments of principal of, premium, if any, and interest on, and all registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the trustee with respect to that series at an office designated by the trustee in New York, New York.

Each indenture contains limitations on the right of the trustee, should it become a creditor of the Company, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If it acquires any conflicting interest relating to any duties with respect to the debt securities, however, it must eliminate the conflict or resign as trustee.

WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock, common stock, or any combination thereof. We may issue warrants independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from the other offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into by us with a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement relating to any particular issue of warrants will describe the terms of the warrants, including, as applicable, the following:

•	the title of the warrants;

•	the aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, terms and number of shares of preferred stock or common stock or principal amount of debt securities purchasable upon exercise of the warrants;

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•	the designation and terms of the offered securities, if any, with which the warrants are issued and the number of the warrants issued with each offered security;

•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

•	the price at which each share of preferred stock, common stock or underlying debt securities purchasable upon exercise of the warrants may be purchased or the manner of determining such price;

•	the date on which the right to exercise the warrants shall commence and the date on which that right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, or Exchange Act, and are required to file annual, quarterly and other reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC in Washington, D.C. (100 F Street NE, Room 1580, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC’s public reference section at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330 or on the SEC website located at http://www.sec.gov.

Our common stock and series A warrants are traded on the NASDAQ Capital Market under the symbols “AXPW” and “AXPWW” respectively.

Information about us is also available at our website at www.axionpower.com; however, the information on our website is not a part of this prospectus.

INCORPORATION OF INFORMATION FILED WITH THE SEC

The SEC allows us to incorporate in this prospectus “by reference” information contained in documents that we file with the SEC, which means that we can disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and documents that we file with the SEC after the date of this prospectus will automatically update and, where applicable, modify or supersede any information set forth or incorporated by reference in this prospectus.

We incorporate by reference in this prospectus the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013.
•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, June 30, and September 30, 2014.

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•	Our Current Reports on Form 8-K filed with the SEC on January 3, February 6, March 26, July 8, July 31, August 4, September 8, October 29, November 10, December 11 and December 15, 2014.

•	Any document that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering (other than any portion of such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules). Information in these subsequent SEC filings will be deemed to be incorporated by reference as of the date we make the filing.

You may obtain a copy of the foregoing documents from us at no cost by writing or calling us at the following address and telephone number: Axion Power International, Inc., 3601 Clover Lane, New Castle, PA 16105 (724) 654-9300, attn: Charles R. Trego, Chief Financial Officer.

LEGAL MATTERS

The validity of the securities being offered hereby has been passed upon for us by Jolie Kahn, Esq., 1020 Riverview, Conshohocken, PA 19428.

EXPERTS

The consolidated financial statements as of December 31, 2013 and 2012 incorporated by reference in this prospectus have been so included in reliance on the report of EFP Rotenberg, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.   Such consolidated financial statements are incorporated herein by reference in reliance on such report given the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.      Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses in connection with the issuance and distribution of the securities being registered.

Amount to be
Paid by
Registrant

SEC Registration Fee	$884
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
Printing and Engraving Fees	*
Blue Sky Fees and Expenses	*
Transfer Agent and Registrar Fees	*
Miscellaneous Expenses	*
Total	*

*	The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time.

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Item 15.	Indemnification of Directors and Officers

The Delaware General Corporation Law and the registrant’s certificate of incorporation and bylaws provide for indemnification of the registrant’s directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful.

The registrant has also entered into indemnification agreements with its directors and executive officers. These identification agreements generally require that the registrant pay, on behalf of each director and officer party thereto, all amounts that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission which he or she commits or suffers while acting in his or her capacity as the registrant’s director and/or officer and because of his or her being a director and/or officer. Under the Delaware General Corporation Law, absent an indemnification agreement or a provision in a corporation’s bylaws or certificate of incorporation, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits).

The registrant currently maintains a directors’ and officers’ liability insurance policy.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a further post-effective amendment to the registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in New Castle, Pennsylvania, on the 16th day of December, 2014.

AXION POWER INTERNATIONAL, INC.

By: /s/ David DiGiacinto

David DiGiacinto, Chief Executive Officer (Principal Executive Officer)

Date: December 16, 2014

By: /s/ Charles Trego

Charles Trego, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Date: December 16, 2014

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

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Signature	Title	Date

/s/ D. Walker Wainwright	Director	December 16, 2014

D. Walker Wainwright

/s/ David DiGiacinto	Chairman, Director and Chief Executive Officer	December 16, 2014
(Principal Executive Officer)
David DiGiacinto

/s/ Michael Kishinevsky	Director	December 16, 2014

Michael Kishinevsky

/s/ Howard K. Schmidt	Director	December 16, 2014

Howard K. Schmidt

/s/ Charles Trego	Chief Financial Officer	December 16, 2014
(Principal Financial Officer and Principal Accounting Officer)
Charles Trego

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EXHIBIT LIST

1.1	Form of Underwriting Agreement	(39)
2.1	Reorganization Agreement (without exhibits) between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated December 31, 2003.	(1)
2.2	First Addendum to the Reorganization Agreement between Tamboril Cigar Company, Axion Power Corporation and certain stockholders of Axion Power Corporation dated January 9, 2004.	(1)
3.1	Amended and Restated Certificate of Incorporation of Tamboril Cigar Company dated February 13, 2001.	(2)
3.3	Amendment to the Certificate of Incorporation of Tamboril Cigar Company dated June 4, 2004.	(3)
3.4	Amendment to the Certificate of Incorporation of Axion Power International, Inc. dated June 4, 2004.	(3)
3.5	Amended By-laws of Axion Power International, Inc. dated June 4, 2004.	(3)
3.6	Amendment to the Certificate of Incorporation of Axion Power International, Inc., dated July 22, 2011	(30)
3.7	Amendment to the Certificate of Incorporation of Axion Power International, Inc., dated September 26, 2013.	(35)
3.8	Amendment to the By-laws of Axion Power International, Inc. dated July 18, 2014.	(37)
3.9	Amendment to the Articles of Incorporation of Axion Power International, Inc.	(41)
4.1	Specimen Certificate for shares of Company’s $0.00001 par value common stock.	(9)
4.2	Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated December 31, 2003.	(1)
4.3	Succession Agreement Pursuant to the Provisions of the Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated March 25, 2004.	(4)
4.4	Form of Warrant Agreement for 1,796,300 capital warrants.	(9)
4.5	Form of Warrant Agreement for 667,000 Series I investor warrants.	(9)
4.6	Form of Warrant Agreement for 350,000 Series II investor warrants.	(9)
4.7	Form of Warrant Agreement for 313,100 Series III investor warrants.	(9)
4.8	Form of 8% Cumulative Convertible Senior Preferred Stock Certificate	(D)
4.9	First Amended and Restated Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated February 28, 2005.	(11)
4.10	Second Amendment and Restated Trust Agreement for the Benefit of the Shareholders of Mega-C Power Corporation dated November 21, 2006	(19)
4.11	Certificate of Powers, Designations, Preferences and Rights of the 8% Convertible Senior Preferred Stock of Axion Power International, Inc. dated March 17, 2005.	(12)
4.12	Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, Par Value $0.0001 Per Share, of Axion Power International, Inc. dated October 23, 2006.	(13)
4.13	Amended Certificate of Powers, Designations, Preferences and Rights of the Series A Convertible Preferred Stock, Par Value $0.0001 Per Share, of Axion Power International, Inc. dated October 26, 2006.	(13)
4.14	Form of Warrants	(40)
4.15	Form of Underwriters Warrant	(39)
4.16	Form of Senior Indenture	(43)
4.17	Form of Subordinated Indenture	(43)
4.18	Form of Warrant	(45)
5.1	Opinion of Jolie Kahn, Esq.
9.1	Agreement respecting the voting of certain shares beneficially owned by the Trust for the Benefit of the Shareholders of Mega-C Power Corporation.	Included in Exhibit 4.2
10.1	Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 15, 2003.	(1)
10.2	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated November 17, 2003.	(1)
10.3	Tamboril Cigar Co. Incentive Stock Plan dated January 8, 2004	(A)
10.4	Tamboril Cigar co. Outside Directors Stock Option Plan dated February 2, 2004	(A)
10.5	Stock Purchase & Investment Representation Letter among John L. Petersen, Sally A. Fonner and C and T Co. Incorporated dated January 9, 2004	(1)
10.6	Letter Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated January 9, 2004.	(1)

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10.7	First Amendment to Development and License Agreement between Axion Power Corporation and C and T Co. Incorporated dated as of January 9, 2004.	(5)
10.8	Definitive Incentive Stock Plan of Axion Power International, Inc. dated June 4, 2004.	(3)
10.9	Definitive Outside Directors’ Stock Option Plan of Axion Power International, Inc. dated June 4, 2004.	(3)
10.10	Executive Employment Agreement of Charles Mazzacato.	(9)
10.11	Executive Employment Agreement of Peter Roston.	(9)
10.12	Amended Retainer Agreement between the law firm of Fefer, Petersen & Cie dated March 31, 2005	(C)
10.13	Retainer Agreement dated January 2, 2004 between the law firm of Fefer, Petersen & Cie and Tamboril Cigar Company.	(10)
10.14	Bankruptcy Settlement Agreement Between Axion Power International, Inc. and Mega-C Power Corporation dated December, 2005	(E)
10.15	Second Amendment to Development and License Agreement between Axion Power International, Inc. and C and T Co. Incorporated dated as of March 18, 2005.	(12)
10.16	Executive Employment Agreement of Thomas Granville dated June 23, 2008.	(20)
10.17	Loan agreement dated January 31, 2006 between Axion Battery Products, Inc. as borrower, Axion Power International, Inc. as accommodation party and Robert Averill as lender respecting a $1,000,000 purchase money and working capital loan.	(14)
10.18	Security agreement dated January 31, 2006 between Axion Battery Products, Inc. as debtor and Robert Averill as secured party.	(14)
10.19	Security agreement dated January 31, 2006 between Axion Power International, Inc. as debtor and Robert Averill as secured party.	(14)
10.20	Promissory Note dated February 14, 2006 between Axion Battery Products, Inc. as maker and Robert Averill as payee.	(14)
10.21	Form of Warrant Agreement between Axion Power International, Inc. and Robert Averill.	(14)
10.22	Commercial Lease Agreement dated February 14, 2006 between Axion Battery Products, Inc. as lessee and Steven F. Hoye and Steven C. Warner as lessors.	(14)
10.23	Asset Purchase Agreement dated February 10, 2006 between Axion Battery Products, Inc. as buyer and National City Bank of Pennsylvania as seller.	(14)
10.24	Escrow Agreement dated February 14, 2006 between Axion Battery Products, Inc. and National City Bank of Pennsylvania as parties in interest and William E. Kelleher, Jr. and James D. Newell as escrow agents.	(14)
10.25	Executive Employment Agreement of Edward Buiel dated June 23, 2008.	(21)
10.26	Consulting Agreement, dated as of September 27, 2007, by and between Axion Power International, Inc. and Andrew Carr Conway, Jr.	(16)
10.27	Amendment No. 1 to Consulting Agreement, dated as of October 31, 2007, by and between Axion Power International, Inc. and Andrew Carr Conway, Jr.	(16)
10.28	Securities Purchase Agreement dated as of January 14, 2008, by and between Axion Power International, Inc. and Quercus Trust.	(17)
10.29	Common Stock Purchase Warrant dated January 14, 2008, executed by Axion Power International, Inc.	(17)
10.30	Executive Employment Agreement of Donald T. Hillier dated June 18, 2008.	(19)
10.31	Amendment to Warrants and Securities Purchase Agreement dated as of September 22, 2009, by and between Axion Power International, Inc. and Quercus Trust.	(22)
10.32	Securities Purchase Agreement dated as of December 18, 2009, by and between Axion Power International, Inc. and the Investors named therein.	(23)
10.33	Registration Rights Agreement, executed by Axion Power International Inc. and the Investors named therein.	(23)
10.34	Amendment No. 2 to Securities Purchase Agreement dated as of January 14, 2008, by and between Axion Power International, Inc. and Quercus Trust.	(23)
10.35	Lock-Up Agreement executed by Quercus Trust and David Gelbaum and Monica Chavez Gelbaum.	(23)
10.36	Lease Agreement, dated March 28, 2010, by and between Steven F. Hoye and Steven C. Warner, Lessor, and Axion Power Battery Manufacturing, Inc., Lessee.	(24)

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10.37	Executive Employment Agreement, dated as of April 1, 2010, between Charles R. Trego and the Company	(26)

10.38	Executive Employment Agreement, dated as of April 1, 2010 between Philip S. Baker and the Company	(26)
10.39	Executive Employment Agreement of Thomas Granville dated June 29, 2010.	(27)
10.40	Amendment No. 3 to Securities Purchase Agreement by and between Axion Power International, Inc. and the Quercus Trust dated September 30, 2010.	(28)
10.41	Commercial Lease with Becan Development, LLC dated November 4, 2010.	(29)
10.42	Form of Subscription Agreement	(31)
10.43	Placement Agency Agreement, dated January 31, 2012	(31)
10.44	Securities Purchase Agreement, dated May 7, 2013, between Axion Power International, Inc. and the Investors	(32)
10.45	Form of Note	(32)
10.46	Form of Warrant	(32)
10.47	Registration Rights Agreement, dated May 8, 2013, between Axion Power International, Inc. and the Investors	(32)
10.48	Subordinated Note Purchase Agreement, dated May 7, 2013, between Axion Power International, Inc. and the Subordinated Investors	(32)
10.49	Form of Subordinated Note	(32)
10.50	Form of Subordinated Note Warrant	(32)
10.51	Subordination Agreement, dated May 8, 2013, by and among Axion Power International, Inc., the Investors and the Subordinated Investors	(32)
10.52	Executive Employment Agreement of Thomas Granville, effective April 1, 2013	(33)
10.53	Executive Employment Agreement of Charles Trego, effective April 1, 2013	(33)
10.54	Executive Employment Agreement of Phillip Baker, effective April 1, 2013	(33)
10.55	Executive Employment Agreement of Vani Dantam, effective April 1, 2013	(33)
10.56	Executive Employment Agreement of Stephen Graham, effective October 21, 2013	(34)
10.57	Form of Senior Note Amendment	(35)
10.58	Executive Employment Agreement of David DiGiacinto, effective July 1, 2014	(36)
10.59	Executive Employment Agreement of Thomas Granville, effective July 1, 2014	(36)
10.60	Consulting Agreement of Charles Trego, effective July 1, 2014	(36)
10.61	Amended Note, dated as of June 30, 2014	(37)
10.62	Security Agreement, dated as of June 30, 2014	(37)
10.63	Form of Warrant Exchange Agreement, dated as of August 1, 2014	(38)
10.64	Executive Employment Agreement of Charles Trego effective November 1, 2014	(42)
10.65	Salary Deferral Agreements, effective October 1, 2014 and November 1, 2014, respectively	(42)
10.66	Form of Settlement and Release Agreement	(45)
14.1	Code of Business Conduct and Ethics	(6)
16.1	Letter of EFP Rotenberg co. dated December 11, 2014	(44)
21.1	Subsidiaries	(39)
23.1	Consent of Jolie Kahn, Esq. (included in Exhibit 5.1)
23.2	Consent of EFP Rotenberg, LLP

(1)	Incorporated by reference from our Current Report on Form 8-K dated January 15, 2004.
(2)	Incorporated by reference from our Current Report on Form 8-K dated February 5, 2003.
(3)	Incorporated by reference from our Current Report on Form 8-K dated June 7, 2004.
(4)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2004.
(5)	Incorporated by reference from our Form S-3 registration statement dated May 20, 2004.
(6)	Incorporated by reference from our Annual Report on Form 10-KSB dated March 30, 2004
(7)	Incorporated by reference from our Current Report on Form 8-K dated April 13, 2003.
(8)	Incorporated by reference from our Current Report on Form 8-K dated February 16, 2004.
(9)	Incorporated by reference from our Form S-1 registration statement dated September 2, 2004.
(10)	Incorporated by reference from our Form S-1 registration statement dated December 17, 2004.
(11)	Incorporated by reference from our Current Report on Form 8-K dated February 28, 2005.
(12)	Incorporated by reference from our Current Report on Form 8-K dated March 21, 2005.

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(13)	Incorporated by reference from our Current Report on Form 8-K dated November 8, 2006.
(14)	Incorporated by reference from our Current Report on Form 8-K dated February 16, 2006.
(15)	Incorporated by reference from our Current Report on Form 8-K dated January 3, 2007.
(16)	Incorporated by reference from our Current Report on Form 8-K dated November 6, 2007.
(17)	Incorporated by reference from our Current Report on Form 8-K dated January 17, 2008.
(18)	Incorporated by reference from our Current Report on Form 8-K dated January 31, 2008.
(19)	Incorporated by reference from our Registration Statement on Form S-1 dated July 3, 2008.
(20)	Incorporated by reference from our Current Report on Form 8-K dated June 27, 2008.

(21)	Incorporated by reference from our Current Report on Form 8-K dated July 2, 2008.
(22)	Incorporated by reference from our Current Report on Form 8-K dated September 22, 2009.
(23)	Incorporated by reference from our Current Report on Form 8-K dated December 18, 2009.
(24)	Incorporated by reference from our Form 10-K for the year ended December 31, 2009 filed on March 30, 2010
(25)	Intentionally omitted.
(26)	Incorporated by reference from our Current Report on Form 8-K, filed on April 6, 2010.
(27)	Incorporated by reference from our Current Report on Form 8-K dated July 6, 2010.
(28)	Incorporated by reference from our Current Report on Form 8-K dated October 4, 2010.
(29)	Incorporated by reference from our Current Report on Form 8-K dated November 10, 2010.
(30)	Incorporated by reference from our Current Report on Form 8-K dated July 22, 2011.
(31)	Incorporated by reference from our Current Report on Form 8-K dated January 31, 2012.
(32)	Incorporated by reference from our Current Report on Form 8-K dated May 8, 2013
(33)	Incorporated by reference from our Quarterly Report on Form 10-Q dated May 15, 2013
(34)	Incorporated by reference from our Current Report on Form 8-K, dated October 15, 2013
(35)	Incorporated by reference from our Current Report on Form 8-K dated January 3, 2014.
(36)	Incorporated by reference from our Current Report on Form 8-K dated July 8, 2014.
(37)	Incorporated by reference from our Current Report on Form 8-K dated July 31, 2014.
(38)	Incorporated by reference from our Current Report on Form 8-K dated August 4, 2014.
(39)	Incorporated by reference from our Registration Statement on Form S-1/A dated September 15, 2014.
(40)	Incorporated by reference from our Amendment No. 3 to Form S-1, dated October 22, 2014.
(41)	Incorporated by reference from our Current Report on Form 8-K filed on September 8, 2014.
(42)	Incorporated by reference from our Current Report on Form 8-K filed on November 10, 2014.
(43)	Incorporated by reference from our Registration Statement on Form S-3 filed on June 3, 2011.
(44)	Incorporated by reference from our Current Report on Form 8-K filed on December 11, 2014.
(45)	Incorporated by reference from our Current Report on Form 8-K filed on December 15, 2014.
(A)	Incorporated by reference from our Current Report on Form 8-K/A dated February 2, 2004.
(B)	Incorporated by reference from our Current Report on Form 8-K dated April 4, 2005.
(C)	Incorporated by reference from our Registration Statement on Form SB-2 dated April 16, 2005.
(D)	Incorporated by reference from our Current Report on Form 8-K dated December 13, 2005.

51